                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


     AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") dated as of December 11, 1997, by and among THE PEOPLES BANCTRUST COMPANY, INC., an Alabama business corporation ("BancTrust"), THE PEOPLES BANK AND TRUST COMPANY, an Alabama commercial bank ("Peoples"), ELMORE COUNTY BANCSHARES, INC., an Alabama business corporation ("Bancshares"), and THE BANK OF TALLASSEE, an Alabama commercial bank ("Tallassee").


                                  WITNESSETH

     WHEREAS, the respective Boards of Directors of BancTrust, Peoples, Bancshares and Tallassee are of the opinion that the merger of Bancshares with and into BancTrust, under the terms and conditions set forth in this Agreement (the "Merger"), is in the best interests of the parties and their respective shareholders, and such Boards of Directors have adopted resolutions approving this Agreement; and

     WHEREAS, upon consummation of the Merger, Bancshares' wholly owned subsidiary, Tallassee, will become the wholly owned subsidiary of BancTrust; and

     WHEREAS, simultaneously with the execution of this Agreement, BancTrust and Bancshares are entering into a Stock Option Agreement (the "Stock Option Agreement") dated as of the date hereof; and

     WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     "ABCA" shall mean the Alabama Business Corporation Act, as amended.

     "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

     "Bancshares Common Stock" shall mean the shares of common stock, par value $.05 per share, of Bancshares.

     "BancTrust Common Stock" shall mean the shares of common stock, par value $.10 per share, of BancTrust.

     "Bancshares Subsidiaries" shall mean any corporation, partnership, joint venture or other organization other than Tallassee more than 10% of the stock or ownership interest of which is owned, directly or indirectly, by Bancshares.

     "BancTrust Subsidiaries" shall mean any corporation, partnership, joint venture or other organization other than Peoples more than 10% of the stock or ownership interest of which is owned, directly or indirectly, by BancTrust.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the Securities and Exchange Commission.

     "Effective Time" shall mean the time and date specified pursuant to Section
2.7 of this Agreement as the effective time of the Merger.

     "Environmental Claim" shall mean any written notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

     "Environmental Laws" shall mean all applicable federal, state and local laws and regulations dealing with the management, use, treatment and/or disposal of Hazardous Substances, as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. (S) 9601 et seq., and Hazardous Waste, as defined by the Resource, Conservation and Recovery Act, as amended, 42 U.S.C. (S) 6901 et seq.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "FRB" shall mean the Board of Governors of the Federal Reserve System, and shall also include the Federal Reserve Bank of Atlanta.

     "Financial Statements" shall mean (a) with respect to Bancshares, (i) the consolidated balance sheets (including related notes and schedules, if any) of Bancshares as of December 31, 1996 and 1995 and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) for each of the fiscal years ended December 31, 1996 and 1995 and (ii) the consolidated balance sheets of Bancshares (including related notes and schedules, if any) and the related consolidated statements of income, shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to the quarterly periods ended subsequent to December 31, 1996; and (b) with respect to BancTrust (i) the consolidated balance sheets (including related notes and schedules, if any) of BancTrust as of December 31, 1996 and 1995 and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) for each of the last three fiscal years ended December 31, 1996 as filed by BancTrust in its Securities Documents and (ii) the balance sheets of BancTrust (including related notes and schedules, if any) and related statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) included in the Securities Documents filed by BancTrust with respect to the quarterly periods ended subsequent to the last reported fiscal year-end.

     "Materials of Environmental Concern" shall mean pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

     "Joint Proxy Statement" shall mean the proxy statement together with any supplements thereto sent to shareholders of Bancshares and BancTrust to solicit their votes in connection with the approval of this Agreement.

     "Registration Statement" shall mean the registration statement with respect to the BancTrust Common Stock as declared effective by the Commission under the Securities Act.

     "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

     "Secretary of State" shall mean the Secretary of State of the State of Alabama.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

     "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.

     "Superintendent" shall mean the Superintendent of Banks of the State of Alabama.

     "Tallassee Common Stock" shall mean the shares of common stock, par value $1.00 per share, of Tallassee.

     Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                  ARTICLE II
                                    MERGER

2.1  The Merger
     ----------

          Subject to the satisfaction of the terms and conditions of this Agreement and pursuant to the applicable provisions of the ABCA and the BHCA, at the Effective Time, Bancshares shall be merged with and into BancTrust pursuant to the terms and conditions set forth herein, with BancTrust to be the surviving corporation, and each share of Bancshares Common Stock issued and outstanding immediately prior to the Effective Time shall thereupon and without further action be converted into the right to receive shares of BancTrust Common Stock and cash for fractional share interests (if any) in compliance with the provisions of Section 2.6 below.

2.2  Closing and Closing Date
     ------------------------

          The Merger shall be consummated at a closing (the "Closing") to be held at a location to be determined by mutual consent of the parties to this Agreement, on the first business day following satisfaction of the conditions to consummation of the Merger set forth in Article VI hereof, or on such later date within 30 days thereafter as the parties may mutually agree (the "Closing Date").

2.3  Effect of Merger
     ----------------

          (a) At the Effective Time, the separate existence of Bancshares shall cease and BancTrust, as the surviving corporation, shall continue unaffected and unimpaired by the Merger. BancTrust as existing on and after the Effective Time is hereinafter sometimes referred to as the "Surviving Corporation."

          (b) The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the ABCA law and shall thereupon and thereafter possess all other privileges, immunities, and franchises of a private, as well as of a public nature, of each of the constituent corporations. All property (real, personal and mixed) and all debts on whatever account, including subscriptions to shares, and all other choses in action, all and every other interest, of or belonging to or due to each of the constituent corporations so merged, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate, or any interest therein, vested in any of the constituent corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the constituent corporations so merged; and any claim existing or action or proceeding pending by or against either of the constituent corporations may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any constituent corporation shall be impaired by the Merger.

          (c) The names of the corporations proposing to merge are "Elmore County Bancshares, Inc." and "The Peoples BancTrust Company, Inc." At and after the Effective Time, the name of the Surviving Corporation shall be "The Peoples BancTrust Company, Inc."

          (d) The Articles of Incorporation and Bylaws of BancTrust in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, in each case until amended in accordance with applicable law.

2.4  Directors and Officers
     ----------------------

          (a) At and after the Effective Time, the directors of the Surviving Corporation, who shall hold office until their resignation or removal or until their successors have been elected and qualified in accordance with the ABCA and the Surviving Corporation's Articles of Incorporation and Bylaws of the Surviving Corporation, shall be those persons who are serving as directors of BancTrust as of the Effective Time, with the addition of Mr. Arnold B. Dopson and Dr. D.P. Wilbanks.

          (b) At and after the Effective Time, the officers of the Surviving Corporation shall be those persons who are serving as officers of BancTrust as of the Effective Time.

2.5  Capital Stock of BancTrust
     --------------------------

          Each share of capital stock of BancTrust issued and outstanding immediately prior to the Effective Time shall, at and after the Effective Time, continue to be issued and outstanding, and shall be an identical outstanding share of the Surviving Corporation.

2.6  Conversion and Exchange of Bancshares Common Stock; Fractional Share
     --------------------------------------------------------------------
Interests
---------

          (a) At the Effective Time, except as provided in Sections 2.6(b) and
(h) below, each share of Bancshares Common Stock issued and outstanding immediately prior to the Effective Time shall thereupon and thereafter, by virtue of the Merger becoming effective and without any action on the part of the holder thereof or any other person, be converted into the right of the registered holder thereof immediately prior to the Effective Time (such registered holder being hereinafter referred to as a "Record Holder") to receive the number of shares of BancTrust Common Stock that is equal to the product of one multiplied by the Exchange Ratio, as defined herein. Cash will be paid in lieu of fractional shares pursuant to Section 2.6(g) hereof.

          As used in this Section 2.6:

               (i) "Exchange Ratio" shall mean the quotient of (A) the product of 2.35 times the Net Book Value Per Share (as defined herein) divided by (B) the Fair Market Value Per BancTrust Share (as defined herein);

               (ii) "Net Book Value Per Share" shall mean (A) the net book value of Bancshares as reasonably determined by BancTrust as of September 30, 1997, through due diligence investigation and certified through reasonable audits and audit tests of

          Wilson, Price, Barranco, divided by (B) the total number of shares of Bancshares Common Stock issued and outstanding as of September 30, 1997, provided that, if Bancshares' aggregate out-of-pocket fees and expenses associated with the Merger exceed $25,000 (the "Approved Amount"), then the net book value of Bancshares (clause (A) of this paragraph) shall be reduced by the difference between such out-of-pocket fees and expenses and the Approved Amount; and

               (iii)  "Fair Market Value Per BancTrust Share" shall mean $20.00.

     (b) At the Effective Time, all shares of Bancshares Common Stock (i) held as treasury stock by Bancshares, (ii) owned beneficially by Bancshares, Tallassee or any Bancshares Subsidiary other than in a fiduciary capacity or in connection with a debt previously contracted or (iii) owned beneficially by BancTrust or any subsidiary of BancTrust other than in a fiduciary capacity or in connection with a debt previously contracted shall be cancelled and no cash, stock or other property shall be delivered in exchange therefor.

     (c) After the Effective Time, each Record Holder shall surrender the certificate(s) that immediately prior to the Effective Time evidenced and represented Bancshares Common Stock ("Certificate(s)") to the exchange agent to be selected by BancTrust and which may be Peoples (the "Exchange Agent"), and each Record Holder shall be entitled upon such surrender to receive in exchange therefor certificate(s) representing the number of whole shares of BancTrust Common Stock to which such Record Holder is entitled as provided herein and a check in an amount equal to the amount of cash, without interest, to which such Record Holder is entitled for any fraction of a share under Section 2.6(g) hereof. Within five (5) business days after the Effective Time, the Exchange Agent shall transmit by U.S. Mail a notice and appropriate transmittal materials to each Record Holder whose shares of Bancshares Common Stock shall have been converted into BancTrust Common Stock advising such holder of the effectiveness of the Merger and the procedure for surrendering outstanding Certificates. Promptly after receipt of properly completed transmittal materials, together with the Certificates that formerly evidenced and represented the Record Holders' shares of Bancshares Common Stock, the Exchange Agent shall deliver the consideration to which such Record Holders are entitled pursuant to Sections 2.6(a) and (g) hereof, and the surrendered Certificates shall forthwith be cancelled. The Exchange Agent shall not be obligated to deliver the consideration to which any Record Holder is entitled as a result of the Merger until such Record Holder shall have surrendered the Certificate(s) that formerly evidenced and represented shares of Bancshares Common Stock outstanding immediately prior to the Effective Time for exchange as provided in this Section 2.6(c), and no interest shall accrue or be paid on such amounts. In the case of lost or stolen certificates, the Exchange Agent may require such Record Holder to execute a bond of the kind and amount it deems necessary or appropriate to indemnify the Exchange Agent in a manner reasonably satisfactory to it against all such claims, expenses and liabilities as may arise out of its payment to such registered holder in the absence of the surrender of a certificate. After the Effective Time, each Certificate that evidenced and represented shares of Bancshares Common Stock outstanding immediately prior to the Effective Time shall be deemed for all corporate purposes to evidence and represent only the right of the registered holder thereof to receive the consideration provided in
Section 2.6(a) hereof, upon compliance with the provisions of this Section 2.6(c), and shall evidence and represent no further interest of any kind or nature whatsoever in Bancshares.

     (d) Until surrendered as provided in Section 2.6(c) hereof, each Certificate shall be deemed for all purposes to evidence ownership of the number of shares of BancTrust Common Stock into which the shares represented by such Certificate have been converted; however, no dividend or other distribution payable with respect to the shares of BancTrust Common Stock shall be paid to an entitled former shareholder of Bancshares until such shareholder surrenders his or her Certificate(s) for exchange as provided in Section 2.6(c), at which time, subject to Section 2.6(i) below, such shareholder shall receive all dividends and distributions, without interest thereon, previously payable but withheld from such shareholder pursuant to this Section 2.6(d). Certificates surrendered for exchange by any person constituting an "affiliate" of Bancshares for purposes of Rule 145(c) under the Securities Act shall not be exchanged for certificates representing whole shares of BancTrust Common Stock until BancTrust has received from such person the written agreement contemplated by Section 5.11 hereof and shall contain any legends required by applicable law.

     (e) As of the Effective Time, the stock transfer books of Bancshares shall be closed, and no transfers of Bancshares Common Stock by such holder shall thereafter be made or recognized. On the Closing Date, Bancshares shall deliver to BancTrust a certified copy of its list of shareholders as of such date.

     (f) In the event that prior to the Effective Time the outstanding shares of Bancshares Common Stock shall have been increased, decreased, or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split, or other like change in capitalization, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of BancTrust Common Stock to be thereafter delivered pursuant to this Agreement.

     (g) Notwithstanding any other provision hereof, each holder of Bancshares Common Stock who would otherwise have been entitled to receive a fraction of a share of BancTrust Common Stock (after taking into account all Certificates delivered by such shareholder) shall receive, in lieu thereof, cash in an amount equal to such fractional part of a share of BancTrust Common Stock multiplied by the BancTrust shareholder's equity per share of outstanding BancTrust Common Stock as of September 30, 1997, or such other date as shall be mutually agreed upon by the parties. No such holder shall be entitled to dividends, voting rights or any other shareholder right in respect of any fractional share. All fractional share interests of each such holder shall be aggregated.

     (h) Any holder of shares of Bancshares Common Stock shall be entitled to exercise dissenters' rights of appraisal as specified in the ABCA if such shareholder complies in all respects with the procedures set forth in Sections 13.20-13.28 of the ABCA. Shares of Bancshares Common Stock that have not been voted for adoption of the Agreement and with respect to which appraisal shall have been properly demanded in accordance with the foregoing provisions of the ABCA ("Dissenting Shares") shall not be converted into the right to receive shares of BancTrust Common Stock pursuant to Section 2.6(a) hereof at and after the Effective

Time unless and until the holder of Dissenting Shares withdraws his or her demand or becomes ineligible for such appraisal.

     (i) Any other provision of this Agreement notwithstanding, no party hereto or agent thereof shall be liable to a holder of Bancshares Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

2.7  Effective Time of the Merger
     ----------------------------

     Immediately following and contingent upon the occurrence of the Closing, the Merger shall become effective at the time, and on the date, specified in the Articles of Merger as filed with the Secretary of State of Alabama in accordance with the applicable provisions of the ABCA. Such time and date shall be referred to in this Agreement as the "Effective Time."

2.8  Further Assurances
     ------------------

     If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property or rights of Bancshares, or otherwise carry out the provisions hereof, the proper officers and directors of Bancshares, as of the Effective Time, and thereafter the officers of the Surviving Corporation, acting on behalf of Bancshares, shall execute and deliver any and all property or assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the provisions hereof.

                                  ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF BANCSHARES AND TALLASSEE

     Bancshares and Tallassee represent and warrant to BancTrust and Peoples as follows:

3.1  Capital Structure of Bancshares
     -------------------------------

     The authorized capital stock of Bancshares consists of 1,680,000 shares of Bancshares Common Stock. As of the date hereof, there are 554,140 shares of Bancshares Common Stock issued and outstanding and an additional 285,860 shares of Bancshares Common Stock issued and held as treasury stock. All outstanding shares of Bancshares Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. Except for options described on
Schedule 3.1 and the option referred to in Section 5.15 hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of Bancshares. None of the shares of Bancshares Common Stock has been issued in violation of the preemptive rights of any person. No shares of preferred stock are authorized under the Articles of Incorporation of Bancshares.

3.2  Capital Structure of Tallassee
     ------------------------------

     The authorized capital stock of Tallassee consists of 42,000 shares of Tallassee Common Stock. As of the date hereof, there are 42,000 shares of Tallassee Common Stock issued and outstanding, all of which are held of record and beneficially by Bancshares. All outstanding shares of Tallassee Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. There are no Rights authorized, issued or outstanding with respect to the capital stock of Tallassee. None of the shares of Tallassee Common Stock has been issued in violation of the preemptive rights of any person.

3.3  Organization, Standing and Authority of Bancshares and Tallassee
     ----------------------------------------------------------------

     Bancshares is a business corporation and Tallassee is a commercial bank, each of which is duly organized, validly existing and in good standing under the laws of the State of Alabama with full corporate power and authority to carry on its business as now conducted and is duly qualified to do business in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification and where the failure to so qualify would have a material adverse effect on the financial condition, results of operation, business or prospects of Bancshares or Tallassee. Bancshares is registered as a bank holding company under the BHCA. Bancshares and Tallassee have previously delivered to BancTrust and Peoples true and complete copies of the Articles of Incorporation and Bylaws of Bancshares and Tallassee as of the date hereof.

3.4  Bancshares Subsidiaries
     -----------------------

     Set forth on Schedule 3.4 hereto, which is incorporated herein by reference, is the name and state of incorporation of each of the Bancshares Subsidiaries. Each of the Bancshares Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business. Each of the Bancshares Subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction where the nature or location of such subsidiary's assets or its business makes such qualification necessary, except where the failure to be so qualified or in good standing does not and will not have a material adverse effect on Bancshares and its subsidiaries taken as a whole. All the outstanding shares of capital stock of each of the Bancshares Subsidiaries is duly authorized, validly issued, fully paid, and non-assessable, have been issued in compliance with all applicable federal and state securities laws, and are owned directly or indirectly by Bancshares or Tallassee free and clear of all liens, claims or encumbrances. There are no outstanding options, warrants, calls, rights, commitments, or other agreements of any character obligating any of the Bancshares Subsidiaries to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or acquire any shares of such capital stock. Except for shares of the Bancshares Subsidiaries and securities or other interests taken in consideration of debts previously contracted, neither Bancshares nor Tallassee owns or has the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture, or other organization.

3.5  Authorized and Effective Agreement
     ----------------------------------

     (a) Each of Bancshares and Tallassee has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of this Agreement by Bancshares' shareholders) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Bancshares, except the approval of this Agreement by Bancshares' shareholders. This Agreement constitutes a legal, valid and binding obligation of Bancshares and Tallassee, enforceable against each of them in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby, nor compliance by Bancshares or Tallassee with any of the provisions hereof shall (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of either of Bancshares or Tallassee, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any material property or asset of Bancshares or Tallassee pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Bancshares or Tallassee.

3.6  Regulatory Reports
     ------------------

     For the five years preceding the date hereof, Bancshares has duly filed with the FRB and Tallassee has duly filed with the Superintendent and the FDIC in correct form in all material respects the monthly, quarterly and annual reports and other documents required to be filed with all applicable governmental authorities, and such reports and other documents comply in all material respects with applicable law and regulations. Bancshares and Tallassee have previously delivered, or will deliver, to BancTrust and Peoples complete and accurate copies of all such reports. In connection with the most recent examinations of Bancshares and Tallassee by the FRB, the FDIC and the Superintendent, and except as disclosed on Schedule 3.6 hereto, neither Bancshares nor Tallassee was required to correct or change any action, procedure or proceeding that Bancshares or Tallassee believes has not been corrected or changed as required as of the date hereof.

3.7  Financial Statements
     --------------------

     (a) The Financial Statements of Bancshares fairly present or will fairly present, as the case may be, the consolidated financial position of Bancshares, Tallassee and the Bancshares Subsidiaries as of the dates indicated and the results of operations, changes in shareholders' equity and statements of cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (except as stated therein).

     (b) The books and record of Bancshares and Tallassee are being maintained in material compliance with applicable legal and accounting requirements.

3.8  Material Adverse Change
     -----------------------

     Except as disclosed on Schedule 3.8 hereto, Bancshares has not suffered any material adverse change in its business, financial condition, results of operations or prospects since the date of its most recent audited Financial Statements, nor are there any circumstances that, to the knowledge of Bancshares, could reasonably be expected to result in any such material adverse change.

3.9  Absence of Undisclosed Liabilities
     ----------------------------------

     Except as disclosed on Schedule 3.9 hereto, neither Bancshares nor Tallassee has any liability (contingent or otherwise) that is material to Bancshares or Tallassee or that, when combined with all similar liabilities, would be material to Bancshares or Tallassee, except for liabilities incurred in the ordinary course of business since the date of the most recent audited Financial Statements, nor are there any circumstances that, to the knowledge of Bancshares and Tallassee, are reasonably expected to result in any such liability.

3.10 Environmental Matters
     ---------------------

     (a) Schedule 3.10 hereto lists all facts, circumstances and events known to Bancshares or Tallassee that relate to any material noncompliance, alleged noncompliance or potential noncompliance by Bancshares, Tallassee or any Bancshares Subsidiary with any Environmental Law or any material liability or potential liability by Bancshares, Tallassee or any Bancshares Subsidiary under any such law.

     (b) Except as contained in Schedule 3.10, Bancshares, Tallassee and the Bancshares Subsidiaries are in compliance in all material respects with all Environmental Laws, except for any violations of any Environmental Law that would not, singly or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of Bancshares, Tallassee and the Bancshares Subsidiaries taken as a whole. Neither Bancshares, Tallassee, nor any Bancshares Subsidiary has received any communication alleging that it is not in such compliance and, to the best knowledge of Bancshares, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

     (c) Except as contained in Schedule 3.10, neither Bancshares, Tallassee, nor any of the Bancshares Subsidiaries is in violation or liable under any Environmental Law, and none of the properties owned, leased, managed, controlled or operated by Bancshares, Tallassee or any of the Bancshares subsidiaries, and to the best knowledge of Bancshares, any property in which any of such companies holds a security interest is in violation of or liable under any Environmental Law, except any such violations or liabilities that would not singly or in the aggregate have a material adverse effect on the financial condition, results of operations, business or prospects of Bancshares, Tallassee and the Bancshares Subsidiaries taken as a whole.

     (d) Except as contained in Schedule 3.10, to the best knowledge of Bancshares, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against Bancshares, Tallassee or any of the Bancshares Subsidiaries or against any person or entity whose liability for any Environmental Claim Bancshares, Tallassee or any of the Bancshares Subsidiaries has or may have retained or assumed either contractually or by operation of law, except any such that would not have a material adverse effect on the financial condition, results or operations, business or prospectus of Bancshares, Tallassee and the Bancshares Subsidiaries taken as a whole.

3.11 Allowance for Loan Losses
     -------------------------

     The allowance for loan losses reflected on the statements of financial condition included in Tallassee's most recently filed Consolidated Reports of Condition and Income ("Call Report") is, in the opinion of the management of Bancshares and Tallassee, adequate in all material respects as of the date of the Call Report under applicable regulatory requirements and the requirements of generally accepted accounting principles, to provide for reasonably anticipated losses on outstanding loans net of recoveries.

3.12 Tax Matters
     -----------

     (a) For the past five years, Bancshares and Tallassee have timely filed all federal, state and local (and, if applicable, foreign) tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. At the Effective Time, neither Bancshares nor Tallassee will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

     (b) For the past five years, all federal, state and local (and, if applicable, foreign) tax returns filed by Bancshares and Tallassee have been complete and accurate in all material respects. Neither Bancshares nor Tallassee is delinquent in the payment of any material tax, assessment or tax obligation, and neither Bancshares nor Tallassee has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof that have not since been filed. No deficiencies for the tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Bancshares or Tallassee that have not been settled and paid. There are currently no agreements in effect with respect to Bancshares or Tallassee to extend the period of limitations for the assessment or collection of any tax. Except as disclosed on Schedule 3.12 hereto, as of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending.

3.13 Legal Proceedings; Regulatory Approvals
     ---------------------------------------

     Except as disclosed on Schedule 3.13 hereto, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Bancshares and Tallassee, threatened (or unasserted but considered by Bancshares or Tallassee probable of assertion and, if asserted, would have at least a reasonable probability of a material adverse effect) against Bancshares or Tallassee or against any asset, interest, or right of Bancshares or Tallassee or against any officer, director or employee of either of them that in any such case, if decided adversely, would have a material adverse effect on the financial condition, results of operations, business or prospects of Bancshares or Tallassee. To the best knowledge of Bancshares and Tallassee, there are no actual or threatened actions, suits or proceedings that present a claim to restrain or prohibit the transactions contemplated herein.
No fact or condition (including but not limited to Community Reinvestment Act compliance) relating to Bancshares or Tallassee, known to Bancshares or Tallassee, exists that would prevent BancTrust and Peoples from obtaining all of the federal and state regulatory approvals and consents contemplated herein without the imposition of any condition that BancTrust determines to be materially burdensome to BancTrust or the Surviving Corporation.

3.14 Compliance with Laws
     --------------------

     Bancshares and Tallassee are in compliance in all material respects with all statutes and regulations applicable and material to the conduct of their respective businesses (except for any violations not material to the financial condition, results of operations, business or prospects of Bancshares and Tallassee, respectively). Neither Bancshares nor Tallassee has received notification from any agency or department of federal, state or local government
(i) asserting a violation or possible violation of any such statute or regulation that would have a material adverse effect on the financial condition, results of operations, business or prospects of Bancshares or Tallassee, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting the operations of Bancshares or Tallassee. Neither Bancshares nor Tallassee is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment, nor has received any written communication requesting that either enter into any of the foregoing.

3.15 Deposit Insurance and Other Regulatory Matters
     ----------------------------------------------

     The deposit accounts of Tallassee are insured by the Bank Insurance Fund of the FDIC to the maximum extent permitted by law, and Tallassee has paid all premiums and assessments and filed all reports required under the FDIA. Tallassee has no brokered deposits.

3.16  Certain Information
      -------------------

     When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the time of the meeting of shareholders of Bancshares to vote upon the Merger, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished by Bancshares relating to Bancshares and Tallassee, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.17 Employee Benefit Plans
     ----------------------

     (a) Appended as Schedule 3.17 hereto is a complete list of all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract and any other incentive, welfare and employee benefit plans and agreements maintained for the benefit of employees or former employees of Bancshares and/or Tallassee. Bancshares and Tallassee shall make available to BancTrust full and complete copies of all such plans and agreements, together with (i) the most recent actuarial and financial reports prepared with respect to any qualified plans, (ii) the most recent annual reports filed with any governmental agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

     (b) Neither Bancshares (or Tallassee) nor any pension plan maintained by Bancshares (or Tallassee) and qualified under Section 401 of the Code has incurred any material liability to the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any pension plan that Bancshares or Tallassee maintains for or with respect to any of its employees and that is qualified under Section 401 of the Code except liabilities to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid. To the best of the knowledge of Bancshares and Tallassee, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

     (c) Neither Bancshares nor Tallassee participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from, a multiemployer plan (as such term is defined in ERISA).

     (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each "employee pension plan" (as defined in Section 3(2) of ERISA) of Bancshares and/or Tallassee that is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. To the best of the knowledge of Bancshares and Tallassee, no such letter has been revoked or threatened to be revoked, and neither Bancshares nor Tallassee knows of any ground on which such revocation may be based. Neither Bancshares nor Tallassee has any material liability under any such plan that is not reflected on the balance sheet included in the Financial Statements as of December 31, 1996.

     (e) To the best knowledge of Bancshares and Tallassee, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any employee benefit plan maintained by Bancshares or Tallassee (i) that would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code, or (ii) the correction of which would have a material adverse effect on the financial condition, results of operations, business or prospects of Bancshares or Tallassee.

     (f) Neither Bancshares nor Tallassee maintains any defined benefit plan.

3.18 Certain Contracts
     -----------------

     (a) Except as disclosed on Schedule 3.18 hereto, at the date hereof, neither Bancshares nor Tallassee is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any material agreement, arrangement or commitment not made in the ordinary course of business, including, without limitation, agreements or memoranda of understanding with regulatory authorities, (ii) any agreement, indenture or other instrument not made in the ordinary course of business relating to the borrowing of money by Bancshares or Tallassee or the guarantee by Bancshares or Tallassee of any such obligation, (iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director or officer, or (iv) any contract, agreement or understanding with a labor union, in each case whether written or oral.

     (b) Neither Bancshares nor Tallassee is in default, which default would have a material adverse effect on Bancshares or Tallassee or the transactions contemplated herein, under any agreement, commitment, arrangement, lease, insurance policy, or other instrument whether entered into the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

3.19 Brokers and Finders
     -------------------

     Except for the retention of T. Stephen Johnson and Associates as its financial advisor in connection with the Merger, neither Bancshares nor Tallassee nor any of their respective officers, directors or employees has (a) entered into any agreement with any broker, finder, financial advisor or attorney relating to services rendered or to be rendered to Bancshares or Tallassee in connection with the Merger or (b) incurred any liability for any fees, commissions or other transaction-based compensation in connection with the Merger (other than fees to attorneys, auditors and similar professionals).

3.20 Insurance
     ---------

     Set forth on Schedule 3.20 is an accurate and complete list and a brief description of all policies of insurance, including fidelity and bond insurance, of Bancshares and Tallassee. Neither Bancshares nor Tallassee is in default with respect to the provisions of any such policy or has failed to give notice or to present any claim thereunder in a due and timely fashion. All such policies (a) are sufficient for compliance by Bancshares and Tallassee with all requirements of law and all agreements to which Bancshares or Tallassee is a party, (b) are valid, outstanding and enforceable and (c) will not terminate or lapse prior to the Effective Time without similar policies being obtained that would continue until the Effective Time.

3.21 No Repurchase Agreements
     ------------------------

     Except for the Agreement for Sale of Stock dated August 14, 1990 and further described in Section 5.17 hereof, neither Bancshares nor Tallassee is a party to any agreement pursuant to which Bancshares or Tallassee has purchased securities subject to an agreement to resell, any agreements pursuant to which Bancshares or Tallassee has sold securities subject to an agreement to repurchase, or any interest rate swap or other similar agreement.

3.22 Loans
     -----

     Each of the loans on the books and records of Bancshares and Tallassee, including unfunded portions of outstanding lines of credit and loan commitments, was made in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the best knowledge of Bancshares and Tallassee, constitutes the legal, valid and binding obligation of the obligator named therein, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. To the best knowledge of Bancshares and Tallassee, neither the terms of any such loans nor any of the loan documentation, nor the manner in which such loans have been administered and serviced, violates, in a any material respect, any federal, state or local statute, regulation or ordinance, including but not limited to Regulation O of the FRB, the regulations of the FDIC and the Alabama State Banking Department, the Truth in Lending Act, the Equal Credit Opportunity Act, Regulations Z and B of the FRB, and state laws, rules and regulations relating consumer protection, instalment sales and usury.

3.23 Properties
     ----------

     All real and personal property owned by Bancshares and Tallassee or presently used by either of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Bancshares and Tallassee in the ordinary course of business consistent with their past practices. Bancshares and Tallassee have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the statements of financial condition included in the most recent audited Financial Statements of Bancshares and Tallassee or acquired after such date, except (i) liens for current taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, (iv) dispositions and encumbrances for business and (v) as disclosed in the Financial Statements of Bancshares and Tallassee. All material leases pursuant to which Bancshares or Tallassee, as lessee, leases real or personal property, are valid and enforceable in accordance with their respective terms.

3.24 Minute Books
     ------------

     The minute books of Bancshares and Tallassee contain complete and accurate records of all meetings and other corporate actions held or taken by their respective Boards of Directors (including committees of their respective Boards of Directors) and shareholders.

3.25 Disclosures
     -----------

     None of the representations and warranties of Bancshares and Tallassee, or any of the information or documents furnished or to be furnished by Bancshares or Tallassee to BancTrust and Peoples in connection with the execution and delivery of this Agreement and the consummation of the Merger, is or will be false or misleading in any material respect or contains or will contain any untrue statement of a material fact. Except as set forth on Schedule 3.25 hereto, there is no fact known to Bancshares or Tallassee that could materially adversely affect the financial condition, results of operation, business or prospects of Bancshares on a consolidated basis. To the best knowledge of Bancshares and Tallassee, copies of all documents referred to in, and/or provided to BancTrust pursuant to this Article III are true, correct and complete copies thereof and include all amendments, supplements and modifications thereto and all waivers thereunder.

                                  ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF
                             BANCTRUST AND PEOPLES

     BancTrust and Peoples each represent and warrant to Bancshares as follows:

4.1  Capital Structure
     -----------------

     The authorized capital stock of BancTrust consists of (i) 9,000,000 shares of BancTrust Common Stock, of which 3,387,388 shares are issued and outstanding as of the date hereof, and (ii) 1,000,000 shares of preferred stock, par value $.10 per share, of which no shares are issued or outstanding as of the date hereof. All outstanding shares of BancTrust Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. As of the date hereof, BancTrust had reserved 200,000 shares of BancTrust Common Stock for issuance under its stock option plan. Except for stock options under BancTrust's stock option plan, there are no Rights authorized, issued or outstanding with respect to the capital stock of BancTrust. None of the shares of BancTrust Common Stock has been issued in violation of the preemptive rights of any person. Each share of BancTrust Common Stock that the holders of Bancshares Common Stock will have the right to receive in respect of their shares of Bancshares Common Stock after the Effective Time has been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will have the same rights as each share of the BancTrust Common Stock currently outstanding.

4.2  Organization, Standing and Authority
     ------------------------------------

     BancTrust is a corporation, and Peoples is a commercial bank, both duly organized, validly existing and in good standing under the laws of the State of Alabama. Each has full corporate power and authority to carry on its business as now conducted and is duly qualified to do business in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification and where the failure to so qualify would have a material adverse effect on the financial condition, results of operations, business or prospects of BancTrust or Peoples. BancTrust is registered as a bank holding company under the BHCA.

4.3  Ownership of Peoples and BancTrust Subsidiaries
     -----------------------------------------------

     The outstanding shares of capital stock or other ownership interests of Peoples and the BancTrust Subsidiaries are validly issued and outstanding, fully paid and nonassessable, and all such shares are directly or indirectly owned by BancTrust free and clear of all liens, claims and encumbrances or preemptive rights of any person. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of Peoples or any BancTrust Subsidiary, and there are no agreements, understanding or commitments relating to the right of BancTrust to vote or to dispose of said shares or other ownership interest.

4.4  Authorized and Effective Agreement
     ----------------------------------

     (a) Each of BancTrust and Peoples has all requisite corporate power and authority to enter into this Agreement, and (subject to receipt of all necessary governmental approvals and the approval of this Agreement by BancTrust's shareholders) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BancTrust and Peoples except the approval of this Agreement by BancTrust's shareholders. This Agreement constitutes a legal, valid and binding obligation of BancTrust and Peoples, enforceable against each of them in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby, nor compliance by BancTrust and Peoples with any of the provisions hereof shall (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of BancTrust or Peoples, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of BancTrust or Peoples pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BancTrust or Peoples.

4.5  Securities Documents; Regulatory Reports
     ----------------------------------------

     BancTrust has previously delivered to Bancshares complete and accurate copies of its Annual Report on Form 10-K and Annual Report to Shareholders for the fiscal year ended December 31, 1996 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1997. BancTrust has timely filed all Securities Documents required by the Securities Laws for the past three years. Peoples has previously delivered to Bancshares complete and accurate copies of its Call Reports for the quarters ended June 30 and September 30, 1997, as filed with the FRB.

4.6  Financial Statements
     --------------------

     The Financial Statements of BancTrust fairly present or will fairly present, as the case may be, the consolidated financial position of BancTrust as of the dates indicated and the results of operations, changes in shareholders' equity and changes in cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (except as stated therein).

4.7  Material Adverse Change
     -----------------------

     Neither BancTrust nor Peoples has suffered any material adverse change in its financial condition, results of operations, business or prospects since the date of the most recent audited Financial Statements of BancTrust, nor are there any circumstances that, to the knowledge of BancTrust or Peoples, could reasonably be expected to result in any such material adverse change.

4.8  Absence of Undisclosed Liabilities
     ----------------------------------

     Except (a) as disclosed on Schedule 4.8 hereto and (b) for the obligations of BancTrust under the Agreement and Plan of Reorganization dated as of December 2, 1997 by and among BancTrust, Peoples, Merchants & Planters Bancshares, Inc. and Merchants & Planters Bank, neither BancTrust nor Peoples has any liability (contingent or otherwise) that is material to BancTrust or Peoples that, when combined with all similar liabilities, would be material to BancTrust or Peoples, except as disclosed in the Financial Statements of BancTrust and except for liabilities incurred in the ordinary course of their respective business since the date of the most recent Financial Statements of BancTrust, nor are there any such circumstances, that, to the knowledge of BancTrust and Peoples, are reasonably expected to result in any such liability.

4.9  Allowance for Loan Losses
     -------------------------

     The allowance for loan losses reflected on the statements of financial condition included in the Financial Statements of BancTrust is, in the opinion of the management of BancTrust and Peoples, adequate in all material respects as of the date of the most recent Financial Statements of BancTrust under the requirements of generally accepted accounting principles, to provide for reasonably anticipated losses on outstanding loans net of recoveries.

4.10 Legal Proceedings; Regulatory Approvals
     ---------------------------------------

     Except as disclosed on Schedule 4.10 hereto, on the date hereof, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of BancTrust and Peoples, threatened (or unasserted but considered by BancTrust and Peoples probable of assertion and that, if asserted, would have a reasonable probability of a material adverse effect) against BancTrust or Peoples or against any asset, interest or right of BancTrust or Peoples, or against any officer, director or employee of any of them that, if decided adversely, might have a material adverse effect on the financial condition, results of operations, business or prospects of BancTrust or Peoples. To the knowledge of BancTrust and Peoples, there are no actual or threatened actions, suits or proceedings that present a claim to restrain or prohibit the Merger or that would prevent BancTrust and Peoples from obtaining all of the federal and state regulatory approvals contemplated herein.

4.11 Tax Matters
     -----------

     (a) For the past five years, BancTrust and Peoples have timely filed all federal, state and local (and, if applicable, foreign) tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither BancTrust nor Peoples will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

     (b) For the past five years, all federal, state and local (and, if applicable, foreign) tax returns filed by BancTrust and Peoples have been complete and accurate in all material respects. Neither Bancshares nor Peoples is delinquent in the payment of any material tax, assessment or tax obligation, and neither BancTrust nor Peoples has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof that have not since been filed. No deficiencies for the tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against BancTrust or Peoples that have not been settled and paid. There are currently no agreements in effect with respect to BancTrust or Peoples to extend the period of limitations for the assessment or collection of any tax.

4.12 Deposit Insurance
     -----------------

     The deposit accounts of Peoples are insured by the FDIC to the maximum extent permitted by law, and Peoples has paid all premiums and assessments and filed all reports required under the FDIA.

4.13 Obstacles to Tax Treatment
     --------------------------

     To the best knowledge and belief of the management of BancTrust and Peoples, no fact or condition (including Peoples' record of compliance with the Community Reinvestment Act) exists that may reasonably be expected to prevent or materially impede or delay BancTrust or Peoples from (i) obtaining the regulatory approvals and consents required in order to consummate the Merger or
(ii) based on consultation with qualified tax advisors, obtaining the tax treatment contemplated by Section 6.1(e) of this Agreement, and, if any such fact or condition becomes known to the executive officers of BancTrust and/or Peoples, BancTrust promptly (and in any event within 10 business days after obtaining such knowledge) shall communicate such fact or condition to the Chief Executive Officer of Bancshares.

4.14 Compliance with Laws
     --------------------

     BancTrust and Peoples are in compliance in all material respects with all statutes and regulations applicable and material to the conduct of their respective businesses (except for any violations not material to the financial condition, results of operations, business or prospects of BancTrust and Peoples, respectively). Neither BancTrust nor Peoples has received notification from any agency or department of federal, state or local government (i) asserting a violation or possible violation of any such statute or regulation that would have a material adverse effect on the financial condition, results of operations, business or prospects of BancTrust or Peoples, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting the operations of Bancshares or Peoples. Neither Bancshares nor Peoples is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment, nor has received any written communication requesting that either enter into any of the foregoing.

4.15 Certain Information
     -------------------

     When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness up to and including the time of the meeting of shareholders of BancTrust to vote upon the Merger, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished by BancTrust relating to BancTrust and Peoples, (i) shall comply in all material respects with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.16 Brokers and Finders
     -------------------

     Except for the retention of Baxter Fentriss and Company as its financial advisor in connection with the Merger, neither BancTrust nor Peoples nor any of their respective officers, directors or employees has (a) entered into any agreement with any broker, finder or financial advisor relating to services rendered or to be rendered to BancTrust or Peoples in connection with the Merger or (b) incurred any liability for any fees, commissions or other transaction-based compensation in connection with the Merger (other than fees to attorneys, auditors and similar professionals).

                                   ARTICLE V
                                   COVENANTS

5.1  Stockholder Meeting(s)
     ----------------------

     Bancshares and BancTrust shall take all action necessary to properly call and convene meetings of their shareholders as soon as reasonably practicable, including without limitation the preparation of proxy materials for such meetings of shareholders. At such meetings, this Agreement shall be submitted for shareholder approval. Subject to compliance with the legal and fiduciary duties of such directors, and subject further to the receipt by Bancshares of an opinion of Bancshares' Financial Advisor (as defined in Section 5.2 hereof), dated on or immediately prior to the date of mailing of the Joint Proxy Statement for the meeting of Bancshares shareholders at which this Agreement will be considered and voted upon and not subsequently withdrawn prior to such meeting of shareholders, to the effect that the terms of this Agreement, including the Exchange Ratio, are fair to such shareholders from a financial point of view, the Board of Directors of Bancshares shall recommend that its shareholders approve this Agreement.

5.2  Financial Advisory Firm
     -----------------------

     Bancshares has selected, and will retain, the firm of T. Stephen Johnson and Associates, Roswell, Georgia, as a financial advisor (the "Financial Advisor") to provide a fairness opinion addressing the fairness of the Exchange Ratio to the shareholders of Bancshares, for a fee of $10,000, plus expenses.

5.3  Joint Proxy Statement; Registration Statement
     ---------------------------------------------

     BancTrust and Bancshares shall cooperate in the timely preparation and filing of the Registration Statement with the Commission, and BancTrust shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act, which Registration Statement, at the time it becomes effective, and at the Effective Time, shall in all material respect conform to the requirements of the Securities Act and the general rules and regulations of the Commission thereunder. The Registration Statement shall include the form of Joint Proxy Statement for the meetings of shareholders of each of BancTrust and Bancshares to be held for the purpose of having such shareholders vote upon approval of this Agreement. BancTrust and Bancshares shall cause the Joint Proxy Statement to be mailed to their shareholders. Bancshares will furnish to BancTrust the information required to be included in the Registration Statement and any amendments thereto with respect to its business and affairs before it is filed with the Commission and again before any amendment is filed, and shall have the right to review and comment on the form of Joint Proxy Statement included in the Registration Statement and any amendments thereto prior to the filing with the Commission. BancTrust shall take all actions required to qualify or obtain exemptions from such qualification for the BancTrust Common

Stock to be issued in connection with the Merger, under applicable state "Blue Sky" laws, as appropriate.

5.4  Applications
     ------------

     (a) As promptly as practicable after the date hereof, BancTrust shall submit applications for prior approval of the transactions contemplated herein to each federal, state or local government agency, department or body the approval of which is required for consummation of the Merger. Bancshares shall have the right to review and comment on the portions of such applications and amendments that relate directly to it prior to their filing with any regulatory agencies, and BancTrust promptly shall furnish Bancshares with copies after filing of applications with these or any other regulatory agencies. The parties to this Agreement represent and warrant to each other that all information concerning them and their directors, officers and shareholders included (or submitted for inclusion) in any such application shall be true, correct and complete in all material respects.

     (b) BancTrust shall use all reasonable efforts to cause the shares of BancTrust Common Stock to be issued in the Merger to be approved for listing on the NASDAQ SmallCap Market.

5.5  Best Efforts
     ------------

     BancTrust and Bancshares shall each use its best efforts in good faith to
(i) furnish such information as may be required in connection with and otherwise cooperate in the preparation and filing of the documents referred to in Sections
5.3 and 5.4 above, and (ii) take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Merger at the earliest practicable date. Neither BancTrust or Peoples on the one hand nor Bancshares or Tallassee on the other hand shall take, or cause or to the best of its ability permit to be taken, any action that would substantially delay or impair the prospects of completing the Merger pursuant to this Agreement.

5.6  Investigation and Confidentiality
     ---------------------------------

     (a) Bancshares and Tallassee will keep BancTrust and Peoples advised of all material developments relevant to their respective business and to consummation of the Merger. BancTrust and Peoples will advise Bancshares and Tallassee of any material adverse change or material development that is likely adversely to affect consummation of the Merger. BancTrust and Bancshares each may make or cause to be made such investigation of the financial and legal condition of the other as such party reasonably deems necessary or advisable in connection with the Merger; provided, however, that such investigations shall be reasonably related to the Merger, shall not interfere unnecessarily with normal operations, and shall be conducted and completed on as prompt a basis as shall be reasonably possible under the circumstances and, in any event, shall be completed no later than 45 days after the date of this Agreement. BancTrust and Bancshares agree to furnish the other and the other's representatives with such financial data and other information with respect to its business and properties as such other party or its representatives shall from time to time reasonably request. No investigation pursuant to this

Section 5.6(a) shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations hereunder of, either party hereto. Each party hereto shall, and shall cause its directors, officers, attorneys, and advisors to, maintain the confidentiality of all information obtained in such investigation which is not otherwise publicly disclosed by the other party, said undertaking with respect to confidentiality to survive any termination of this Agreement pursuant to Section 7.1 hereof. In the event that the Merger is not consummated, each party, and its officers and representatives, shall return to the other party all such non-public information and all copies thereof whether in written or other tangible form.

     (b) In the event BancTrust or Bancshares becomes aware, as a result of an investigation pursuant to Section 5.6(a) above, of a breach of any representation or warranty made by the other party, BancTrust or Bancshares shall give the party committing the breach written notice of such breach not later than 30 days after discovery thereof. The party committing the breach shall cure such breach within 30 days after it receives written notice of such breach.

5.7  Disclosure Supplements
     ----------------------

     From time to time prior to the Effective Time, Bancshares and Tallassee shall promptly supplement or amend any materials disclosed and delivered to BancTrust and Peoples pursuant to this Agreement with respect to any matter hereafter arising that, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials disclosed herein or on schedules hereto or that is necessary to correct any untrue representation or warranty or information in such materials that has been rendered materially inaccurate thereby. No supplement or amendment to such materials shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article VI or compliance by Bancshares and Tallassee with the covenants set forth in Section 5.9 hereof.

5.8  Press Releases
     --------------

     BancTrust and Bancshares shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby and thereby, and consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure that its counsel deems necessary.

5.9  Forbearance of Bancshares and Tallassee
     ---------------------------------------

     Except with the prior written consent of BancTrust, which consent shall not be unreasonably withheld, or as expressly contemplated herein, between the date hereof and the Effective Time, neither Bancshares nor Tallassee shall:

          (a) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted or established (including the acquisition of capital assets exceeding $25,000.00 in amount, either individually or in the aggregate, or in the case of related acquisitions, except in connection with realizing on collateral), or acquire any new subsidiary or cause to permit any subsidiary to engage in any new activity or materially expand any existing activities;

          (b) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock except for the payment of its regular semi-annual dividend of $0.25 per share, payable in June and December;

          (c) issue, sell or otherwise dispose of any shares of its capital stock;

          (d) purchase, redeem, retire or otherwise acquire or hypothecate, pledge or otherwise encumber any shares of its capital stock;

          (e) issue, grant or authorize any Rights or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

          (f) except as set forth on Schedule 5.9(f) hereto, purchase or otherwise acquire, or sell, encumber, or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies, provided, however, that in no event shall Bancshares or Tallassee purchase or otherwise acquire, or sell, encumber or otherwise dispose of, any investment securities in excess of $100,000.00;

          (g) except as set forth on Schedule 5.9(g) hereto, engage in any transaction or agreement with any officer, director or greater than 5% shareholder of Bancshares or Tallassee or any affiliate of any such officer, director or shareholder;

          (h) amend its Articles of Incorporation or Bylaws or equivalent documents; impose, or suffer the imposition, on any share of stock held by Bancshares of any material lien, charge or encumbrance or permit any such lien to exist; or waive or release any material right or cancel or comprise any material debt or claim other than in the ordinary course of its business;

          (i) fail to comply in any material respect with any laws, regulations, ordinances, or governmental actions applicable to it and to the conduct of its business except where Bancshares or Tallassee is in good faith contesting the validity of any of the foregoing; or where the failure to so comply will not have a material adverse effect on the financial condition, results of operations, business or prospects of Bancshares or Tallassee;

          (j) except as set forth on Schedule 5.9(j) hereto, elect any additional officers or directors; increase the rate of compensation of any of its directors, officers or employees; pay or agree to pay any bonus to, or provide any other employee benefit or incentive to, any of its directors, officers or employees; or effect any change in retirement benefits to any class of directors, officers or employees;

          (k) enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, or, except as required by applicable law or regulation, renew, amend or modify any such arrangement or plan now in existence, except that Bancshares and/or Tallassee shall purchase tail coverage under their directors' and officers' liability insurance for a period of three years after the Effective Time;

          (l) solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, Bancshares or Tallassee or any business combination with Bancshares or Tallassee other than as contemplated by this Agreement (except as may be required if the directors of Bancshares receive reasoned advice of their legal counsel based on which such directors conclude that the failure to furnish such information or participate in such negotiations or discussions would constitute a breach of the directors' fiduciary or legal obligations); or authorize or permit any officer, director, agent or affiliate of it to do any of the above; or fail to notify BancTrust immediately if any such inquiries or proposals are received by, any such information is required from, or any such negotiations or discussions are sought to be initiated with, Bancshares (Bancshares shall provide BancTrust with reasonable detail as to the identity of any person or entity from whom such inquiries or proposals are received and the terms of the transaction discussed or proposed);

          (m) enter into (i) any material agreement, arrangement or commitment not made in the ordinary course of business, other than agreements or memoranda of understanding with regulatory authorities, (ii) any agreement, indenture or other instrument relating to the borrowing of money by Bancshares or Tallassee or guarantee by Bancshares or Tallassee of any such obligation, except in the ordinary course of business consistent with past practice and except for drawing on currently existing lines of credit,
     (iii) any agreement, arrangement or commitment relating to the employment of, or severance of, a consultant or the employment, severance, election or retention in office of any present or former director, officer or employee, or (iv) any contract, agreement or understanding with a labor union;

          (n) change its lending, investment or asset liability management policies in any material respect except as may be required by applicable law;

          (o) change its method of accounting in effect at December 31, 1996, except as required by changes in regulation or generally accepted accounting principles concurred in by its independent certified public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 1996, except as required by changes in law or regulation; or

          (p)  agree to do any of the foregoing.

5.10 Forbearance of BancTrust
     ------------------------

     Except with the prior written consent of Bancshares, which consent shall not be unreasonably withheld, or as expressly contemplated herein, between the date hereof and the Effective Time, BancTrust shall not:

          (a) authorize or create: (i) any class of capital stock that ranks prior to the BancTrust Common Stock in respect of dividend payments or of distributions or payments upon any liquidation of BancTrust or that has per share voting rights greater than BancTrust Common Stock; (ii) any shares of capital stock other than shares of BancTrust Common Stock reserved for issuance as reflected under Section 4.1 hereof or in connection with subsequent negotiations in respect of mergers or other business combinations wherein, if concluded and consummated, BancTrust would be the surviving corporation, or shares to be issued with respect to stock splits or stock dividends subsequently declared and distributed on a basis consistent with past practices and its current policy subject to the antidilutive adjustments to be made as contemplated under Section 2.6(f) hereof; or (iii) amend its Articles of Incorporation or Bylaws or issue securities on terms or with voting rights so as to adversely affect the rights of the Bancshares shareholders as if they had been holders of BancTrust Common Stock as of the date hereof;

          (b) enter into any agreement, understanding or commitment, written or oral, with any other party that would impede in any material respect the ability of BancTrust to perform the undertakings, commitments and obligations arising under this Agreement;

          (c) enter into a merger or other business combination transaction with any other corporation or person in which BancTrust or Peoples, as the case may be, would not be the surviving or continuing entity after the consummation thereof; or

          (d) sell or lease any material portion of the assets and business of BancTrust of Peoples, except where any such sale or lease will not materially and adversely affect their respective businesses and operations.

5.11 Affiliates
     ----------

     Bancshares and BancTrust shall cooperate and use their best efforts to identify those persons who may be deemed to be "affiliates" of Bancshares under the meaning of Rule 145 promulgated by the Commission under the Securities Act. Bancshares shall use its best efforts to cause each person so identified to deliver to BancTrust on or prior to the Closing Date a written "affiliate" agreement, in form and substance satisfactory to BancTrust and its counsel, restricting the disposition by such person of the BancTrust Common Stock to be received by such person in the Merger.

5.12 Employment Arrangements
     -----------------------

     (a) Bancshares and BancTrust agree that appropriate steps shall be taken to terminate all employee benefit plans of Bancshares and Tallassee as of the Effective Time or as promptly as practicable thereafter.

     (b) Bancshares and BancTrust agree that the existing employment agreement between Tallassee and David W. Baggett, Jr. ("Baggett") will be terminated by Bancshares and Tallassee prior to or at the Effective Time and shall be replaced with an employment agreement among BancTrust, Tallassee and Baggett in substantially the form annexed hereto as Exhibit A, to be entered into on the
                                         ---------
Closing Date and to become effective as of the Effective Time. In addition, on the Closing Date, BancTrust and Tallassee shall enter into an employment agreement with Arnold B. Dopson in substantially the form annexed hereto as

Exhibit B, to become effective as of the Effective Time.
---------

     (c) Except as provided for in this Section 5.12(c), each employee of Bancshares or Tallassee who continues as an employee of Tallassee or who becomes an employee of Peoples subsequent to the Merger shall be immediately entitled to participate in all employee benefit plans sponsored by Peoples or BancTrust on the same terms and to the same extent as employees of Peoples, and such employees shall receive credit for their period of service to Bancshares and/or Tallassee for purposes of determining accrued vacation, sick leave and short-term disability, and for eligibility, participation and vesting in all Peoples' plans qualifying under Section 401 of the Code. Such employees shall not, however, be given credit for prior service to Bancshares or Tallassee for the purpose of determining benefit accrual with respect to any plans of Peoples qualifying under Section 401 of the Code.

5.13 BancTrust Board of Directors
     ----------------------------

     BancTrust agrees to take all necessary action to elect Mr. Arnold B. Dopson and Dr. D.P. Wilbanks as directors of BancTrust for initial terms commencing at the Effective Time and ending at the next annual meeting of shareholders of BancTrust thereafter.

5.14 Tallassee Board of Directors
     ----------------------------

     At the Effective Time, certain nominees of BancTrust's Board of Directors shall be appointed members of the Board of Directors of Tallassee.

5.15 Stock Option Agreement
     ----------------------

     As of the date hereof, Bancshares has executed and delivered to BancTrust the Stock Option Agreement annexed hereto as Exhibit C.
                                             ---------

5.16 Accruals and Reserves
     ---------------------

     Prior to the Effective Time, at the request of BancTrust, Bancshares and Tallassee shall adjust their loan loss and other reserves as may be appropriate and consistent with generally accepted accounting principles and applicable federal and state regulation. Notwithstanding the foregoing, Bancshares and Tallassee shall not be obligated to take nay such action pursuant to this
Section 5.16 unless and until Bancshares acknowledges that all conditions to its obligation to consummate the Merger have been satisfied.

5.17 Foundation and Trust Shares
     ---------------------------

     The Agreement for Sale of Stock by and between Bancshares and The Roberts and Mildred Blount Educational and Charitable Foundation, Inc., an Alabama nonprofit corporation (the "Blount Foundation"), dated August 14, 1990 (the "Blount Foundation Agreement"), provides that the Blount Foundation may at its option and under certain conditions sell its shares of Bancshares Common Stock to Bancshares, and Bancshares has agreed to purchase such shares, subject to certain conditions set forth in the Blount Foundation Agreement. Further, the Roberts Blount Trust (the "Blount Trust") currently holds the shares subject to the Blount Foundation Agreement, and such shares constitute in excess of 10% of the outstanding shares of Bancshares Common Stock. Bancshares agrees to use reasonable efforts to obtain the consent of the Blount Foundation and the Blount Trust to the Merger as well as their consent to execute such documents as BancTrust may reasonably request to effect the Merger and ensure qualification of the Merger for accounting treatment as a pooling of interests.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1  Conditions Precedent -- All Parties
     -----------------------------------

     The respective obligations of the parties to this Agreement to effect the Merger shall be subject to satisfaction or waiver of the following conditions at or prior to the Closing Date:

          (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby, including without limitation the approval of this Agreement by the requisite vote by the shareholders of Bancshares and BancTrust, shall have been duly and validly taken;

          (b) All approvals of the transactions contemplated hereby from any state or federal government agency, department or body, the approval of which is required for the consummation of the Merger, shall have been received (subject to no conditions that in the reasonable judgment of BancTrust would have a material adverse effect on the condition (financial or other), business operations, assets or prospects of, or would materially impair the value of, BancTrust, Peoples, Bancshares or Tallassee), all notice periods and waiting periods required after the granting of any such approvals shall have passed and all such approvals shall be in effect, and at the Closing Date neither Bancshares nor Tallassee shall be subject to any regulatory or supervisory cease and desist order, agreement written directive, memorandum of understanding or written commitment;

          (c) The Registration Statement (including any post-effective amendments thereto) shall be effective under the Securities Act, and BancTrust shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of an exemption from registration requirements as may be necessary for consummation of the Merger, and no proceedings shall be pending or to the knowledge of BancTrust threatened by the Commission or any state "Blue Sky" securities administration to suspend the effectiveness of such Registration Statement or any state permit or authorization;

          (d) Neither BancTrust or Peoples nor Bancshares or Tallassee shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits consummation of the Merger; and

          (e) BancTrust and Bancshares shall have received an opinion of Kutak Rock, dated as of the Closing Date, to the effect that, for federal income tax purposes:

                    (i) The Merger will qualify as one or more "reorganizations" under Section 368(a) of the Internal Revenue Code;

                    (ii) No gain or loss will be recognized by BancTrust or Bancshares by reason of the Merger;

                    (iii) No gain or loss will be recognized by any shareholder of Bancshares to the extent that such shareholder exchanges his or her shares of Bancshares Common Stock solely for shares of BancTrust Common Stock in the Merger;

                    (iv) The basis of the BancTrust Common Stock received by a shareholder of Bancshares who exchanges Bancshares Common Stock solely for BancTrust Common Stock in the Merger will be the same as the basis of the Bancshares Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of BancTrust Common Stock);

                    (v) The holding period of the BancTrust Common Stock received by a shareholder of Bancshares in the Merger will include the holding period of the Bancshares Common Stock surrendered in exchange therefor (provided that such shares of Bancshares Common Stock were held as a capital asset by such shareholder at the Effective Time); and

                    (vi) Cash received by a Bancshares shareholder in lieu of a fractional share interest of BancTrust Common Stock as part of the Merger will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of BancTrust Common Stock that such shareholder would otherwise be entitled to receive.

6.2  Conditions Precedent -- Bancshares
     ----------------------------------

     The obligations of Bancshares to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date, unless waived by Bancshares and Tallassee pursuant to Section 7.4 hereof:

          (a) Bancshares shall have completed to its satisfaction its due diligence investigation of BancTrust and Peoples pursuant to Section 5.6(a) hereof, and the Board of Directors of Bancshares shall not have made a formal determination within 45 days of the date hereof that, in its best judgment, based on the results of such due diligence review, consummation of the Merger pursuant to the terms of this Agreement would be materially adverse to the economic interests of Bancshares' shareholders.

          (b) The representations and warranties of BancTrust and Peoples set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty that specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by Bancshares (which consent shall not be unreasonably withheld) and except for changes, none of which individually or in the aggregate has materially and adversely affected the condition (financial or other), business operations, assets or prospects of BancTrust and Peoples.

          (c) BancTrust and Peoples shall have in all material respects performed all material obligations and complied with all material covenants required to be performed by them on or prior to the Closing Date.

          (d) BancTrust and Peoples shall have delivered to Bancshares certificates, dated as of the Closing Date and signed by their respective Chairmen or Presidents, to the effect that the conditions set forth in
     Section 6.1(a), 6.1(d), 6.2(b), 6.2(c) and 6.2(e), to the extent applicable to BancTrust and Peoples, respectively, have been satisfied.

          (e) Between the date of this Agreement and the Effective Time, there shall not have been any material adverse change in the financial condition, results of operations, assets, properties, businesses or operations of BancTrust, Peoples and the BancTrust Subsidiaries taken as a whole, other than any such change attributable to or resulting from any change in general economic conditions, law, regulation or generally accepted accounting principles that impair both BancTrust and Bancshares in a substantially similar manner.

          (f) Bancshares shall have received opinions, dated as of the Closing Date, from Gamble, Gamble, Calame & Wilson, L.L.C., Selma, Alabama, and Kutak Rock, Washington, D.C., which opinions, taken together, shall cover the matters set forth in

     Exhibit D hereto.  Such opinions may be governed by, and interpreted in
     ---------
     accordance with, the Legal Opinion Accord of the Section of Business Law, American Bar Association (1991)(the "Legal Opinion Accord").

          (g) Bancshares shall have received an opinion from its Financial Advisor, dated on or immediately prior to the date of the mailing of the Joint Proxy Statement contemplated by Section 5.3 hereof, and not subsequently withdrawn at or prior to the meeting of Bancshares' shareholders contemplated thereby, to the effect that the terms of this Agreement, including the Exchange Ratio, are fair to Bancshares' shareholders from a financial point of view.

          (h) The shares of BancTrust Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ SmallCap Market, subject to official notice of issuance.

6.3  Conditions Precedent -- BancTrust
     ---------------------------------

     The obligations of BancTrust to effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date, unless waived by BancTrust and Peoples pursuant to Section 7.4 hereof:

          (a) BancTrust shall have completed to its satisfaction its due diligence investigation of Bancshares and Tallassee pursuant to Section 5.6(a) hereof, and the Board of Directors of BancTrust shall not have made a formal determination within 45 days of the date hereof that, in its best judgment, based on the results of such due diligence review, consummation of the Merger pursuant to the terms of this Agreement would be materially adverse to the economic interests of BancTrust and its shareholders.

          (b) The representations and warranties of Bancshares and Tallassee set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by BancTrust and Peoples (which consent shall not be unreasonably withheld) and except for changes, none of which individually or in the aggregate has materially and adversely affected the condition (financial or other), business operations, assets or prospects of Bancshares or Tallassee.

          (c) Bancshares and Tallassee shall have in all material respects performed all material obligations and complied with all material covenants required to be performed by it on or prior to the Closing Date.

          (d) Except as set forth on Schedule 6.3(d) hereto, all employment agreements between current and former directors, executive officers and other employees of Bancshares shall have been terminated, and to the extent that any other material contract, arrangement or lease to which Bancshares is a party shall require the consent of any other person to the Merger, such consent shall be obtained.

          (e) Bancshares and Tallassee shall have delivered to BancTrust a certificate, dated as of the Closing Date and signed by their respective Chairmen or Presidents, to the effect that the conditions set forth in Sections 6.1(a), 6.1(c), 6.3(b), 6.3(c) and 6.3(f), to the extent applicable to Bancshares and Tallassee, respectively, have been satisfied.

          (f) Between the date of this Agreement and the Effective Time, there shall not have been any material adverse change in the financial condition, results of operations, assets, properties, businesses or operations of Bancshares, Tallassee and the Bancshares Subsidiaries taken as a whole, other than any such change attributable to or resulting from any change in general economic conditions, law, regulation or generally accepted accounting principles that impair both BancTrust and Bancshares in a substantially similar manner.

          (g) BancTrust shall have received an opinion from Bowles & Cottle, Tallassee, Alabama, dated as of the Closing Date, covering the matters set forth in Exhibit E hereto. Such opinion may be governed by, and
              ---------
     interpreted in accordance with, the Legal Opinion Accord.

          (h) BancTrust shall have received an opinion from its financial advisor, Baxter Fentriss and Company, dated within 10 business days prior to the Closing Date, to the effect that the terms of this Agreement are fair to BancTrust's shareholders from a financial point of view.

          (i) BancTrust shall have received the written agreements from "affiliates" of Bancshares as specified in Section 5.11 hereof.

          (j) BancTrust shall have received documents executed by the Blount Foundation and the Blount Trust as specified in Section 5.17 hereof.

          (k) BancTrust shall received an opinion from Coopers & Lybrand L.L.P. to the effect that the Merger shall qualify for accounting treatment as a pooling of interests.

          (l) The holders of not more than 10% of the Bancshares Common Stock outstanding immediately prior to the Closing Date shall not have filed with Bancshares proper demand for appraisal of and payment for their shares pursuant to applicable law, unless such demands have been duly withdrawn.

          (m) BancTrust shall have received an environmental report on Tallassee's offices and underlying land located at Tallassee, East Tallassee and Eclectic, Alabama and any other real estate owned by Bancshares or Tallassee, such report or other reports derived therefrom to be satisfactory to BancTrust (it being understood that such report or reports shall be deemed satisfactory to BancTrust unless such report or reports evidence potential environmental liabilities or costs which, if incurred, would have a material adverse affect on Bancshares' or Tallassee' consolidated financial condition, results of operations, business or prospects).

                                  ARTICLE VII
                       TERMINATION, WAIVER AND AMENDMENT

7.1  Termination
     -----------

     This Agreement may be terminated:

          (a) at any time within 45 days after the date hereof, by BancTrust or Bancshares in writing, if the respective Board of Directors has made a formal determination that, in its best judgment, based on the results of
     (i) BancTrust's due diligence review of Bancshares and Tallassee or (ii) Bancshares' due diligence review of BancTrust and Peoples pursuant to
     Section 5.6(a) hereof, consummation of the Merger pursuant to the terms of this Agreement would be materially adverse to the economic interests of BancTrust and its shareholders on the one hand or the economic interests of Bancshares' shareholders on the other hand;

          (b) at any time on or prior to the Closing Date, by the mutual consent in writing of the parties hereto;

          (c) at any time on or prior to the Closing Date, by BancTrust in writing if Bancshares or Tallassee has, or by Bancshares in writing if BancTrust or Peoples has, in any material respect, breached (i) any covenant or undertaking contained herein, or (ii) any representation or warranty contained herein, which breach materially and adversely affects the financial condition, results of operations, business or prospects of Bancshares or Tallassee on the one hand or BancTrust or Peoples on the other hand, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach (which notice must be given not later than 30 days after discovery of such breach) or the Closing Date;

          (d) on the Closing Date, by either BancTrust or Bancshares in writing, if any of the conditions precedent to the obligations of such party to consummate the transactions contemplated hereby have not been satisfied or fulfilled;

          (e) at any time, by BancTrust in writing, if any of the applications for prior approval referred to in Section 5.4 hereof are denied or are approved contingent upon the satisfaction of any condition or requirement that, in the reasonable opinion of BancTrust, would so materially adversely affect the business or economic benefits of the Merger as to render consummation of the Merger inadvisable or unduly burdensome, and the time period for appeals and requests for reconsideration has run;

          (f) at any time, by either BancTrust or Bancshares in writing, if the shareholders of Bancshares or BancTrust do not approve this Agreement by a vote taken thereon at a meeting duly called for such purpose;

          (g) by either BancTrust or Bancshares in writing, if the Closing Date has not occurred within nine (9) months from the date of this Agreement; provided that this right to terminate shall not be available to any party whose failure to perform an obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated within such nine-month period; and

          (h) at any time, by either BancTrust or Bancshares in writing, if it determines in good faith that it is reasonably probable that the Blount Foundation or the Blount Trust will not both (i) consent to the Merger and
     (ii) execute the documents referred to in Section 5.17 hereof.

          (i) at any time, by either BancTrust or Bancshares in writing, if it determines in good faith that any condition precedent to its obligations to consummate the transactions contemplated hereby are or would be impossible to satisfy.

7.2  Effect of Termination
     ---------------------

     In the event this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (a) the provisions relating to confidentiality and expenses set forth in Sections 5.6 and 8.1, respectively, shall survive any such termination and (b) a termination pursuant to Section 7.l(c) shall not relieve the breaching party from liability for an uncured willful breach of the covenant, undertaking, representation or warranty giving rise to such termination.

7.3  Survival of Representations, Warranties and Covenants
     -----------------------------------------------------

     All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive BancTrust or Peoples on the one hand or Bancshares or Tallassee on the other hand (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any stockholder or former stockholder of either BancTrust or Bancshares, the aforesaid representations, warranties and covenants being material inducements to consummation by the parties hereto of the transactions contemplated herein.

7.4  Waiver
     ------

     Each party hereto, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of Bancshares and BancTrust) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any other document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations or (iii) the performance by the other party of any of its obligations set out herein or therein; provided, however, that no such waiver or amendment or supplement pursuant to Section 7.5 hereof executed after approval of this Agreement by the shareholders of Bancshares shall reduce, without the requisite approval of the shareholders of Bancshares, either the number of shares of BancTrust Common Stock into which each share of Bancshares Common Stock shall be converted in the Merger or the payment terms for fractional interests. Nothing in this Section 7.4 will permit any party to waive any required regulatory approvals or other conditions that, if not satisfied, would result in the violation of any law or applicable governmental regulation.

7.5  Amendment or Supplement
     -----------------------

     This Agreement may be amended or supplemented at any time by mutual agreement of the parties hereto, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and approved by the respective Boards of Directors of the parties hereto.

                                 ARTICLE VIII
                                 MISCELLANEOUS

8.1  Expenses
     --------

     Each party hereto shall be responsible for its own costs and expenses; provided, however, if either BancTrust or Peoples on the one hand or Bancshares or Tallassee on the other hand willfully breaches its obligations under this Agreement, or willfully fails to satisfy a condition precedent to the closing of the Merger, such party shall be liable to the other for all of its out-of-pocket expenses, in addition to all other rights and remedies such other party may have. The allocable costs of the special legal counsel responsible for preparing the Registration Statement and other appropriate filings with the Commission shall be paid one-half by BancTrust and one-half by Bancshares; provided, however, that the share of any such costs to be paid by Bancshares shall not exceed the sum of $15,000. All other costs and expenses, including legal, accounting and financial advisors' fees, and all fees to be submitted in connection with applications and filings, shall be paid by the party for whom such services are performed or on whose behalf such filing or application is made.

8.2  Entire Agreement
     ----------------

     This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Section 5.12 hereof.

8.3  No Assignment
     -------------

     None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person.

8.4  Notices
     -------

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

     If to BancTrust or Peoples:

          The Peoples BancTrust Company, Inc.
          310 Broad Street
          Selma, Alabama 36701
          Attention: Richard P. Morthland, Chairman of the Board

     With copies to:

          Gamble, Gamble, Calame & Wilson, L.L.C.
          807 Selma Avenue
          Selma, Alabama 36701
          Attention:  Harry W. Gamble, Jr., Esq.

          and:

          Kutak Rock
          1101 Connecticut Avenue, N.W., Suite 1000
          Washington, D.C. 20036
          Attention:  Edward B. Crosland, Jr., Esq.

     If to Bancshares or Tallassee:

          Elmore County Bancshares, Inc.
          304 Barnett Boulevard
          Tallassee, Alabama 36078
          Attention: Arnold B. Dopson, Chairman of the Board

     With a copy to:

          Bowles & Cottle
          P.O. Box 704
          Tallassee, Alabama 36078

          Attention: John I. Cottle III, Esq.

8.5  Captions
     --------

     The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.6  Counterparts
     ------------

     This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument, and all such counterparts together shall constitute one agreement.

8.7  Governing Law
     -------------

     This Agreement shall be construed and interpreted in accordance with the laws of the State of Alabama applicable to agreements made and entirely to be performed within such jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

Attest:                       THE PEOPLES BANCTRUST COMPANY, INC.



/s/ Elam P. Holley, Jr.       By: /s/ Richard P. Morthland
-----------------------           ------------------------------
                                  Richard P. Morthland, Chairman


Attest:                       THE PEOPLES BANK AND TRUST COMPANY



/s/ Elam P. Holley, Jr.       By: /s/ Richard P. Morthland
-----------------------           ------------------------------
                                  Richard P. Morthland, Chairman


Attest:                       ELMORE COUNTY BANCSHARES, INC.



/s/ David W. Baggett, Jr.     By: /s/ Arnold B. Dopson
-------------------------         ------------------------------
                                  Arnold B. Dopson, Chairman


Attest:                       THE BANK OF TALLASSEE



/s/ David W. Baggett, Jr.     By: /s/ Arnold B. Dopson
-------------------------         ------------------------------
                                  Arnold B. Dopson, Chairman

                                                                       EXHIBIT A


                             EMPLOYMENT AGREEMENT
                             --------------------
                          AND COVENANT NOT TO COMPETE
                          ---------------------------


          THIS AGREEMENT (the "Agreement"), made this the 11th day of December, 1997, by and between THE PEOPLES BANCTRUST COMPANY, INC. ("BancTrust"), and THE BANK OF TALLASSEE, an Alabama banking corporation ("Tallassee"), as Employers, and DAVID W. BAGGETT, JR. ("Baggett"), as Employee.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, BancTrust has entered into an Agreement and Plan of Reorganization dated the 11th day of December, 1997 (the "Acquisition Agreement"), by and among The Peoples BancTrust Company, Inc., an Alabama business corporation, The Peoples Bank and Trust Company, an Alabama commercial bank ("Peoples"), Elmore County Bancshares, Inc., an Alabama business corporation ("Bancshares"), and The Bank of Tallassee, an Alabama commercial bank ("Tallassee"), whereby the BancTrust, subject to the terms and conditions of the Acquisition Agreement, is to acquire all of the outstanding shares of Bancshares; and,

          WHEREAS, Tallassee is a wholly-owned subsidiary of Bancshares and, upon completion of the merger contemplated by the Acquisition Agreement, will be a wholly-owned subsidiary of BancTrust; and,

          WHEREAS, Baggett is the President of Tallassee, and BancTrust desires to retain his experience and abilities by continuing his employment with Tallassee following the acquisition by BancTrust of Bancshares; and,

          WHEREAS, Baggett agrees to accept such engagement, upon the terms and conditions set forth below; and,

          WHEREAS, Baggett has certain rights under an Agreement Providing for Salary Continuation Upon Resignation or Termination by and between Tallassee and Baggett dated January 23, 1997 (the "Salary Continuation Agreement") which, for the considerations stated herein, will be terminated; and,

          WHEREAS, Baggett is a shareholder of Bancshares and will receive shares of BancTrust upon the completion of the merger contemplated by the Acquisition Agreement; and,

          WHEREAS, as a further and material inducement to the exchange of BancTrust shares for the Bancshares owned by Baggett and agreement by BancTrust and Tallassee to enter into this Agreement, Baggett has agreed to enter into a covenant not to compete, on the terms and conditions set forth below:

          NOW, THEREFORE, the parties agree as follows:

          1.  EFFECTIVE DATE.  This Agreement shall become effective following
              --------------
the Closing and at the Effective Time as those terms are defined in the Acquisition Agreement. If the Closing is not completed, in accordance with the terms of the Acquisition Agreement, then this Agreement shall terminate and be rendered void and of no force and effect.

          2.  TERM AND DUTIES.  Tallassee, as of the Effective Time, as a
              ---------------
subsidiary of BancTrust, hereby employs Baggett for a period from said Effective Time to a date two (2) years thereafter (the "Employment Period"). Baggett shall be initially employed in his current position as President of Tallassee, with the same general duties and responsibilities. Tallassee and/or BancTrust may assign to Baggett such other positions or other duties as it may reasonably determine are in the best interests of BancTrust and/or Tallassee; provided, however, that any different position shall be at no less officer level than is currently held by Baggett, and any such other position shall not, unless consented to by Baggett, require him to be primarily located at offices other than in Elmore County, Alabama. Baggett's employment shall be considered full-time, and he shall devote his entire time and best efforts to the advancements of the interests of Tallassee and BancTrust.

          3.  COMPENSATION.  For consideration of the services to be performed
              ------------
under this Agreement, Baggett shall be guaranteed a minimum salary of SEVENTY-SIX THOUSAND AND NO/100 DOLLARS ($76,000.00) annually, payable in installments consistent with other officers of Peoples, less applicable federal and state taxes, including social security withholding and unemployment insurance taxes. Further, Baggett shall be entitled to be reviewed for salary increases consistent with other officers of Peoples, and shall be eligible for incentive compensation or bonuses in the same manner as are similarly situated officers and employees of Peoples.

          4.  EMPLOYEE BENEFITS.  Baggett shall receive benefits as an employee
              -----------------
for medical insurance, disability, pension or retirement benefits, and life insurance, in the manner and to the extent that such benefits are provided for employees of Peoples and shall receive credit for his period of service to Bancshares and/or Tallassee for purposes of determining accrued vacation, sick leave and short-term disability, and for eligibility, participation and vesting in all Peoples' plans qualifying under Section 401 of the Code. He shall not, however, be given credit for prior service to Bancshares or Tallassee for the purpose of determining benefit accrual with respect to any plans of Peoples qualifying under Section 401 of the Code. If Baggett elects participation in the cafeteria plan of Peoples, or similar plans where compensation is agreed to be reduced, the compensation of Baggett as set forth herein shall be reduced accordingly.

          5.  VACATION AND HOLIDAYS.  Baggett shall receive such vacation and
              ---------------------
holidays as may be set by Tallassee and/or BancTrust, which shall be consistent with the vacation and holidays for other employees of Peoples. Vacation, however, shall not be less than three (3) weeks per year.

          6.  COVENANT NOT TO COMPETE.  In consideration for this Agreement
              -----------------------
and as a part of the consideration for the exchange of the Bancshares shares of Baggett pursuant to the Acquisition Agreement, Baggett agrees as follows:

          (a) That during the Employment Period and for a period of two (2) years thereafter, Baggett will not within Elmore or Tallapoosa Counties, Alabama, or within a thirty-five (35) mile radius of the current offices of The Bank of Tallassee or The Peoples Bank and Trust Company, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected with any bank, savings association, savings bank, credit union, other financial institution, or finance company, nor shall he otherwise within such geographical area solicit the customers of Tallassee, BancTrust or any of their subsidiaries.

          (b) Baggett will not solicit any employee of BancTrust, Tallassee, or any of their subsidiaries to leave their employment for any reason without the prior written consent of BancTrust.

          (c) Baggett will not use for his benefit or disclose at any time any information that was obtained or developed by him while in the employ of Tallassee with respect to any trade secrets, customers, suppliers, products, employees, financial, or any other confidential matter pertaining to BancTrust, Tallassee, or any of their subsidiaries.

          (d) Baggett will not take with him upon leaving Tallassee's employment any document or copies of documents, or any other items relating to any of the business of Tallassee or BancTrust or any of their subsidiaries.

          (e) If, at any time, the provisions of this Section 6 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 6 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and Baggett agrees that this Section 6 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

          (f) Both parties recognize that this covenant not to compete is material and unique. Accordingly, if Baggett breaches the terms and conditions of this Agreement, either BancTrust or Tallassee shall be entitled to institute legal and equitable proceedings in any court of competent jurisdiction. The remedies of BancTrust and Tallassee for such breach shall, in addition to any other available legal remedies, include the right to enforce specific performance by Baggett, and to enjoin Baggett from performing services for any competing person, firm, or corporation during the period that this covenant not to compete is applicable.

     7.   CONTINUATION - SUCCESSOR.  It is understood that Tallassee may, at
          ------------------------
some time, merge into Peoples or that other mergers or reorganizations may occur whereby either Tallassee or BancTrust would cease to be the surviving corporation. In such event, this Agreement shall continue and be binding upon any successor to Tallassee or BancTrust, and Baggett's position, title, and duties with any such successor shall be substantially similar to those provided for herein as to Tallassee, except that his position would be as a Division President.

     8.  CANCELLATION OF SALARY CONTINUATION AGREEMENT.  In consideration for
         ---------------------------------------------
entering into this Agreement, and in further consideration for agreement by Baggett to terminate and not exercise rights under the Salary Continuation Agreement, BancTrust and Tallassee agree to pay or cause to be paid to Baggett the sum of SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($75,000.00). Said sum shall be paid at the Effective Time, and conditioned upon this Agreement becoming effective. As of the Effective Time, this Agreement shall replace the Salary Continuation Agreement and any other prior agreements of employment or for salary continuation between Baggett and Tallassee or Baggett and Bancshares, and all such agreements shall be thereupon cancelled and terminated. Further, Baggett agrees that he will not exercise any rights under the Salary Continuation Agreement by reason of the actions contemplated by the Acquisition Agreement before the Effective Time, it being understood, however, that if the Acquisition Agreement is terminated, Baggett's rights under the Salary Continuation Agreement shall remain in full force and effect.

     9.   TERMINATION.
          -----------

     (a) Unless sooner terminated in accordance with this Section, this Agreement shall terminate upon expiration of the Employment Period described under Section 2 hereof.

     (b) This Agreement shall automatically terminate upon Baggett's death, in which event his estate shall be entitled to receive the compensation due Baggett through the last day of the calendar month in which his death occurred and such other benefits as may accrue to Baggett in his status as an employee.

     (c) In the event Baggett becomes disabled to the extent that he cannot substantially perform the duties of his employment, and should such disability continue for a period of ninety (90) days, this Agreement may be terminated by either BancTrust or Tallassee, in which event compensation shall cease, except for accrued benefits and such benefits as are provided to employees with similar disabilities.

     (d) Tallassee or BancTrust may terminate this Agreement at any time for cause, immediately and with or without notice to Baggett. BancTrust may from time to time establish grounds for cause, consistent with grounds as are determined for employees of Peoples.

     (e) Termination of this Agreement, for whatever reason, shall not terminate the continuing obligations under the covenant not to compete, as provided for in
Section 6.

     10.  NOTICE.  Any notice or communication herein required or permitted to
          ------
be given shall be in writing and may be hand delivered, sent by telex, telegraph, or telefax, or if mailed, shall be deemed given when mailed by United States Registered or Certified Mail, postage prepaid, addressed as follows:

     BAGGETT:                       BANCTRUST:

     David W. Baggett, Jr.          The Peoples BancTrust Company, Inc.
     1865 Woodmere Loop             310 Broad Street
     Montgomery, Alabama 36117      Selma, Alabama 36701

     TALLASSEE:

     The Bank of Tallassee
     P. O. Box 607
     Tallassee, Alabama 36078

Each party shall have the right to specify as his or its proper address any other address in the United States of America by giving to the other party at least fifteen (15) days written notice thereof.

     11.  WAIVER, MODIFICATION, OR CANCELLATION.  Any waiver, alteration, or
          -------------------------------------
modification of any of the provisions of this Agreement, or its cancellation or replacement, shall not be valid unless in writing and signed by the parties. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

     12.  ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement
          ----------------
between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements and understandings between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by both parties.

     13.  BINDING EFFECT.  Except as may be otherwise limited herein, this
          --------------
Agreement shall inure to the benefit of and bind the parties hereto and their respective legal representatives, successors, and assigns.

     14.  GOVERNING LAW.  This Agreement shall be construed and interpreted in
          -------------
accordance with the laws of the State of Alabama applicable to agreements made and entirely to be performed within such jurisdiction .

     IN WITNESS WHEREOF, BancTrust and Baggett have caused this Agreement to be signed as of the day, month and year first hereinabove written.

                              BANCTRUST:

                              THE PEOPLES BANCTRUST COMPANY, INC.


                              BY:  /s/ Richard P. Morthland
                                   ------------------------


                              TALLASSEE:

                              THE BANK OF TALLASSEE



                              BY:  /s/ A.B. Dopson
                                   ---------------


                              BAGGETT:


                              /s/ David W. Baggett, Jr.
                              -------------------------
                              David W. Baggett, Jr.

                                                                       EXHIBIT B


                              EMPLOYMENT AGREEMENT
                              --------------------
                          AND COVENANT NOT TO COMPETE
                          ---------------------------


     THIS AGREEMENT (the "Agreement"), made this the 11th day of December, 1997, by and between THE PEOPLES BANCTRUST COMPANY, INC. ("BancTrust"), and THE BANK OF TALLASSEE, an Alabama banking corporation ("Tallassee"), as Employers, and ARNOLD B. DOPSON ("Dopson"), as Employee.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, BancTrust has entered into an Agreement and Plan of Reorganization dated the 11th day of December, 1997 (the "Acquisition Agreement"), by and among The Peoples BancTrust Company, Inc., an Alabama business corporation, The Peoples Bank and Trust Company, an Alabama commercial bank ("Peoples"), Elmore County Bancshares, Inc., an Alabama business corporation ("Bancshares"), and The Bank of Tallassee, an Alabama commercial bank ("Tallassee"), whereby BancTrust, subject to the terms and conditions of the Acquisition Agreement, is to acquire all of the outstanding shares of Bancshares; and,

     WHEREAS, Tallassee is a wholly-owned subsidiary of Bancshares and, upon completion of the merger contemplated by the Acquisition Agreement, will be a wholly-owned subsidiary of BancTrust; and,

     WHEREAS, Dopson is Chairman of the Board of Tallassee, and BancTrust desires to retain his experience and abilities by continuing his employment with Tallassee and have him assist in performing duties for BancTrust following the acquisition by BancTrust of Bancshares; and,

     WHEREAS, Dopson agrees to accept such engagement, upon the terms and conditions set forth below; and,

     WHEREAS, Dopson is a shareholder of Bancshares and will receive shares of BancTrust upon the completion of the merger contemplated by the Acquisition Agreement; and,

     WHEREAS, as a further and material inducement to the exchange of BancTrust shares for the Bancshares owned by Dopson and agreement by BancTrust and Tallassee to enter into this Agreement, Dopson has agreed to enter into a covenant not to compete, on the terms and conditions set forth below:

     NOW, THEREFORE, the parties agree as follows:

     1.   EFFECTIVE DATE.  This Agreement shall become effective following the
          --------------
Closing and at the Effective Time as those terms are defined in the Acquisition Agreement. If the Closing is not completed, in accordance with the terms of the Acquisition Agreement, then this Agreement shall terminate and be rendered void and of no force and effect.

     2.  TERM AND DUTIES.  Tallassee, as of the Effective Time, as a subsidiary
         ---------------
of BancTrust, hereby employs Dopson for a period from said Effective Time to September 16, 2000 (the "Employment Period"). Dopson shall be employed as Chairman of the Board of Tallassee, and shall also be responsible for the Tallassee division of BancTrust and Peoples. Dopson shall devote his best efforts to the advancement of the interests of Tallassee and BancTrust and shall perform such duties as may be reasonably assigned to him by BancTrust and Tallassee.

     3.   COMPENSATION.  For consideration of the services to be performed under
          ------------
this Agreement, Dopson shall be paid a salary of ONE HUNDRED FIFTEEN THOUSAND ($115,000.00) annually, payable in installments consistent with other officers of Peoples, less applicable federal and state taxes, including social security withholding and unemployment insurance taxes. This salary shall constitute the entire compensation of Dopson, and he shall not be eligible for incentive bonuses, a director's fee, or other forms of compensation while such salary is being paid.

     4.   BANCTRUST BOARD.  The management of BancTrust agrees to nominate and
          ---------------
support the election of Dopson to its Board of Directors beginning with the Effective Time and ending at the next annual meeting of shareholders of BancTrust thereafter.

     5.   EMPLOYEE BENEFITS.  Dopson shall receive benefits as an employee for
          -----------------
medical insurance, disability, pension or retirement benefits, and life insurance, in the manner and to the extent that such benefits are provided for employees of Peoples and shall receive credit for his period of service to Bancshares and/or Tallassee for purposes of determining accrued vacation, sick leave and short-term disability, and for eligibility, participation and vesting in all Peoples' plans qualifying under Section 401 of the Code. He shall not, however, be given credit for prior service to Bancshares or Tallassee for the purpose of determining benefit accrual with respect to any plans of Peoples qualifying under Section 401 of the Code. If Dopson elects participation in the cafeteria plan of Peoples, or similar plans where compensation is agreed to be reduced, the compensation of Dopson as set forth herein shall be reduced accordingly.

     6.   VACATION AND HOLIDAYS.  Dopson shall receive such vacation and
          ---------------------
holidays as may be agreed upon by him and Tallassee and/or BancTrust, and shall not be bound by the vacation policies set for employees generally.

     7.   COVENANT NOT TO COMPETE.  In consideration for this Agreement and as a
          -----------------------
part of the consideration for the exchange of the Bancshares shares of Dopson pursuant to the Acquisition Agreement, Dopson agrees as follows:

          (a) That during the Employment Period and for a period of two (2) years thereafter, Dopson will not within Elmore or Tallapoosa Counties, Alabama, or within a thirty-five (35) mile radius of the current offices of The Bank of Tallassee or The Peoples Bank and Trust Company, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected with any bank, savings association, savings bank, credit union, other financial institution, or finance company, nor shall he otherwise within such geographical area solicit the customers of Tallassee, BancTrust or any of their subsidiaries.

          (b) Dopson will not solicit any employee of BancTrust, Tallassee, or any of their subsidiaries to leave their employment for any reason without the prior written consent of BancTrust.

          (c) Dopson will not use for his benefit or disclose at any time any information that was obtained or developed by him while in the employ of Tallassee with respect to any trade secrets, customers, suppliers, products, employees, financial, or any other confidential matter pertaining to BancTrust, Tallassee, or any of their subsidiaries.

          (d) Dopson will not take with him upon leaving Tallassee's employment any document or copies of documents, or any other items relating to any of the business of Tallassee or BancTrust or any of their subsidiaries.

          (e) If, at any time, the provisions of this Section 7 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 7 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and Dopson agrees that this Section 7 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

          (f) Both parties recognize that this covenant not to compete is material and unique. Accordingly, if Dopson breaches the terms and conditions of this Agreement, either BancTrust or Tallassee shall be entitled to institute legal and equitable proceedings in any court of competent jurisdiction. The remedies of BancTrust and Tallassee for such breach shall, in addition to any other available legal remedies, include the right to enforce specific performance by Dopson, and to enjoin Dopson from performing services for any competing person, firm, or corporation during the period that this covenant not to compete is applicable.

     8.   CONTINUATION - SUCCESSOR.  It is understood that Tallassee may, at
          ------------------------
some time, merge into Peoples or that other mergers or reorganizations may occur whereby either Tallassee or BancTrust would cease to be the surviving corporation. In such event, this Agreement shall continue and be binding upon any successor to Tallassee or BancTrust, and Dopson's position, title, and duties with any such successor shall be substantially similar to those provided for herein as to Tallassee, except that he shall be Division Chairman.

     9.   CANCELLATION OF PRIOR AGREEMENTS.  As of the Effective Time, this
          --------------------------------
Agreement shall replace any prior agreements of employment between Dopson and Tallassee or Dopson and Bancshares, which agreements shall thereupon be cancelled and terminated, but shall not affect the funded salary continuation agreement(s) listed on the schedule to the Acquisition Agreement, except that base salary under the salary continuation agreement shall be as of the date of the Acquisition Agreement.

     10.  TERMINATION.
          -----------

     (a) Unless sooner terminated in accordance with this Section, this Agreement shall terminate upon expiration of the Employment Period described under Section 2 hereof.

     (b) Dopson shall have the right to terminate this Agreement, in his sole discretion, upon ninety (90) days written notice to BancTrust and Tallassee, in which event his duties hereunder and his compensation and benefits shall thereupon cease.

     (c) This Agreement shall automatically terminate upon Dopson's death, in which event his estate shall be entitled to receive the compensation due Dopson through the last day of the calendar month in which his death occurred and such other benefits as may accrue to Dopson in his status as an employee.

     (d) In the event Dopson becomes disabled to the extent that he cannot substantially perform the duties of his employment, and should such disability continue for a period of ninety (90) days, this Agreement may be terminated by either BancTrust or Tallassee, in which event compensation shall cease, except for accrued benefits and such benefits as are provided to employees with similar disabilities.

     (e) Tallassee or BancTrust may terminate this Agreement at any time for cause, immediately and with or without notice to Dopson. BancTrust may from time to time establish grounds for cause, consistent with grounds as are determined for employees of Peoples.

     (f) Termination of this Agreement, for whatever reason, shall not terminate the continuing obligations under the covenant not to compete, as provided for in
Section 7.

     11.  NOTICE.  Any notice or communication herein required or permitted to
          ------
be given shall be in writing and may be hand delivered, sent by telex, telegraph, or telefax, or if mailed, shall be deemed given when mailed by United States Registered or Certified Mail, postage prepaid, addressed as follows:

     DOPSON:                       BANCTRUST:

     Arnold B. Dopson              The Peoples BancTrust Company, Inc.
     P. O. Box 780008              310 Broad Street
     Tallassee, Alabama 36078-0008 Selma, Alabama 36701

     TALLASSEE:

     The Bank of Tallassee
     P. O. Box 607
     Tallassee, Alabama 36078

Each party shall have the right to specify as his or its proper address any other address in the United States of America by giving to the other party at least fifteen (15) days written notice thereof.

     12.  WAIVER, MODIFICATION, OR CANCELLATION.  Any waiver, alteration, or
          -------------------------------------
modification of any of the provisions of this Agreement, or its cancellation or replacement, shall not be valid unless in writing and signed by the parties. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege .

     13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements and understandings between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by both parties.

     14.  BINDING EFFECT.  Except as may be otherwise limited herein, this
          --------------
Agreement shall inure to the benefit of and bind the parties hereto and their respective legal representatives, successors, and assigns.

     15. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Alabama applicable to agreements made and entirely to be performed within such jurisdiction.

     IN WITNESS WHEREOF, BancTrust and Dopson have caused this Agreement to be signed as of the day, month and year first hereinabove written.

                              BANCTRUST:

                              THE PEOPLES BANCTRUST COMPANY, INC.



                              BY: /s/ Richard P. Morthland
                                  ------------------------


                              TALLASSEE:

                              THE BANK OF TALLASSEE



                              BY: /s/ David W. Baggett, Jr.
                                  -------------------------


                              DOPSON:


                              /s/ Arnold B. Dopson
                              --------------------
                              Arnold B. Dopson

                                                                       EXHIBIT C


                            STOCK OPTION AGREEMENT


     This STOCK OPTION AGREEMENT, dated as of December 11, 1997, is by and between Elmore County Bancshares, Inc., an Alabama business corporation ("Bancshares") and The Peoples BancTrust Company, Inc., an Alabama business corporation ("BancTrust").

     WHEREAS, Bancshares and BancTrust have entered into an Agreement and Plan of Merger and Reorganization dated of even date hereof (the "Merger Agreement") regarding the acquisition by BancTrust of all of the outstanding capital stock of Bancshares; and

     WHEREAS, in order to induce BancTrust to enter into the Merger Agreement, Bancshares has agreed to grant the Stock Option (as hereinafter defined);

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereby agree as follows:

     1. Grant of Stock Option.  Subject to the terms and conditions set forth
        ---------------------
herein, Bancshares hereby irrevocably grants to BancTrust an option (the "Stock Option") to purchase up to 110,273 shares of Bancshares common stock, par value $.05 per share (the "Common Stock"), at a cash purchase price of $26.45 per share (the "Exercise Price").

     2.  Exercise of Stock Option.
         ------------------------

     (a) Subject to the receipt of all necessary approvals required by, and the expiration or termination of any applicable waiting period under, any federal or state statutes regulating or governing the acquisition or change in control of banks (the "Bank Regulatory Acts"), the Stock Option, subject to Section 2(b) below, may be exercised by BancTrust or its permitted assignee, in whole or in part, at any time or from time to time, on or before the termination of this Stock Option Agreement (the "Termination Date"). The Termination Date shall be the earlier to occur of the following:

         (i) the Effective Time (as defined in the Merger Agreement);

         (ii) termination of this Stock Option Agreement prior to the occurrence of an Initial Triggering Event (as hereinafter defined);

         (iii) eighteen (18) months after the first occurrence of an Initial Triggering Event;

         (iv) eighteen (18) months after the date of termination of the Merger Agreement by BancTrust pursuant to Sections 7.1(c) or 7.1(d) thereof; or

         (v) the date of termination of the Merger Agreement in accordance with its terms (other than by BancTrust in accordance with Section 2(a)(iv) hereof) prior to the occurrence of an Initial Triggering Event.

     In the event BancTrust wishes to exercise the Stock Option, BancTrust shall send a written notice to Bancshares specifying the total number of shares it will purchase and a place and date not later than 10 business days from the date such notice is given for the closing of such purchase.

     (b) BancTrust may exercise the Stock Option, in whole or part, if, but only if, an Initial Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of the Termination Date; provided that BancTrust shall
                                                 --------
have sent the written notice of such exercise (as provided in subsection (a) of this Section 2).

     (c) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

         (i) Bancshares, without having received BancTrust's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Stock Option Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than BancTrust, or the Board of Directors of Bancshares shall have recommended that the shareholders of Bancshares approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of this Stock Option Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Bancshares; (y) a purchase, lease or other acquisition of all or substantially all of the assets of Bancshares; or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Bancshares;

         (ii) Any person other than BancTrust or the current holders of the Common Stock shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Stock Option Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

         (iii) Any person other than BancTrust shall have made a bona fide
                                                                 ---- ----
     proposal to Bancshares or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction; or

         (iv) Any person other than BancTrust, other than in connection with a transaction to which BancTrust has given its prior written consent, shall have filed an application or notice with the Board of Governors of the Federal Reserve System, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     (d) Bancshares shall notify BancTrust promptly in writing of the occurrence of any Initial Triggering Event, it being understood that the giving of such notice by Bancshares shall not be a condition to the right of BancTrust to exercise the Stock Option.

     3.  Payment and Delivery of Certificate(s).  At any closing hereunder,
         --------------------------------------
BancTrust or its permitted assignee shall make payment to Bancshares of the aggregate Exercise Price for the shares of Common Stock so purchased by certified or official bank check or wire transfer of same day funds to an account specified by Bancshares, and Bancshares shall deliver to BancTrust or its permitted assignee a certificate or certificates in form satisfactory to BancTrust representing the number of shares of Common Stock being purchased in the denominations designated by BancTrust in its notice of exercise.

     4.  Representations and Warranties of Bancshares.  Bancshares hereby
         --------------------------------------------
represents and warrants to BancTrust as follows:

         (a) Due Authorization.  This Stock Option Agreement has been duly
             -----------------
     authorized by all necessary corporate action on the part of Bancshares and has been duly executed by a duly authorized officer of Bancshares, and constitutes a valid and binding obligation of Bancshares, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

         (b) Due Organization.  Bancshares is a corporation duly organized,
             ----------------
     validly existing and in good standing under the laws of Alabama and has the requisite corporate power to enter into and perform this Stock Option Agreement.

         (c) Stock Option Shares.  Except for any required regulatory filing,
             -------------------
     Bancshares has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the Termination Date will keep reserved for issuance upon exercise of the Stock Option, 110,273 shares of Common Stock, all of which, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all charges, claims, liens, encumbrances, security interests or rights of others, including any preemptive rights.

         (d) No Conflicts.  Subject to Section 2(b) hereof, neither the
             ------------
     execution and delivery of this Stock Option Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any term of the Articles of Incorporation or Bylaws of Bancshares or of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to Bancshares.

     5.  Representations and Warranties of BancTrust.  BancTrust hereby
         -------------------------------------------
represents and warrants to Bancshares as follows:

         (a) Distribution.  None of the shares of Common Stock acquired upon
             ------------
     exercise of the Stock Option will be transferred except in a transaction registered or exempt from registration under the Securities Act of 1933, as amended, and any applicable state securities law.

         (b) No Conflicts.  Neither the execution and delivery of this Stock
             ------------
     Option Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of or be in conflict with or constitute a default under any term of the Articles of Incorporation or Bylaws of BancTrust or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to BancTrust.

     6.  Bank Regulatory Acts.  Bancshares and BancTrust will each, timely and
         --------------------
promptly after the execution hereof, make all filings required under each of the Bank Regulatory Acts and use their best efforts to cause the receipt of all required approvals and the satisfaction or termination of all waiting periods under the Bank Regulatory Acts applicable to the exercise of the Stock Option. Bancshares and BancTrust will furnish to each other such necessary information and reasonable assistance as may be requested in connection with the respective preparation of necessary filings or submissions to any governmental agency including, without limitation, any filings necessary under the provisions of any of the Bank Regulatory Acts. Bancshares and BancTrust will supply each other with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between either of them or their respective representatives and any governmental agency or authority or members of their respective staffs with respect to this Stock Option Agreement or the transactions contemplated hereby.

     7.  Cancellation Payment.  In the event that any person or entity other
         --------------------
than BancTrust or any affiliate of BancTrust (as such term is defined in Rule 13e-3 promulgated under the 1934 Act) (a) consummates a tender offer, as determined by the precedent construing Sections 14(c) and 14(d) of the 1934 Act, for more than 20% and not more than 25% of the outstanding shares of Bancshares,
(b) commences a tender offer for 25% or more of the outstanding shares of Bancshares, or (c) enters into any agreement with Bancshares to engage in an Acquisition Transaction in which the Common Stock would be convertible into or exchangeable for securities or assets of another entity or cash, BancTrust, at its election and subject to any required regulatory approvals, shall be entitled to receive, in consideration for the cancellation of the Stock Option, an amount in cash (the "Cancellation Payment") equal to (i) the excess, if any of (A) the highest price or consideration paid by such third party for any shares so acquired less (B) the Exercise Price, multiplied by (ii) 110,273 shares, less the number of shares (if any) that have previously been purchased upon exercise of the Stock Option, or, at the option of BancTrust, such lesser amount, if any, as may be paid by Bancshares without being required to obtain any prior regulatory approval from or to make any filing with the regulatory agency with respect to Bancshares' purchase of its equity securities. The Cancellation Payment shall be made within three (3) business days of BancTrust's election to receive the Cancellation Payment by certified or official bank check or wire transfer of same day funds to such account as BancTrust shall designate.

     8.   Adjustment Upon Changes in Capitalization, Merger, Etc.  In the event
          ------------------------------------------------------
of any change in the shares of Common Stock occurring on or after the date hereof, by reason of stock dividends, stock splits, mergers, recapitalization, combinations, conversions, exchanges of shares or the like, the number and kind of shares or securities subject to the Stock Option, the Exercise Price per share and the Cancellation Payment shall be appropriately adjusted.

     9.   Legend.  Certificates for the shares of Common Stock delivered at the
          ------
closing hereunder shall be endorsed with a restrictive legend that shall read substantially as follows:

     "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder thereof and Elmore County Bancshares, Inc., a copy of which agreement is on file at the principal office of Elmore County Bancshares, Inc. and to resale restrictions imposed by the Securities Act of 1933. A copy of such agreement will be provided to the holder without charge upon receipt by Elmore County Bancshares, Inc. of a written request."

     In addition, such certificates shall bear any other legend as may be required by law.

     10.  Assignment.  Neither of the parties hereto may assign, pledge or
          ----------
convey any of its rights or obligations under this Stock Option Agreement or the Stock Option created hereunder to any other person or entity, without the express written consent of the other party, provided, however, that BancTrust's rights and obligations under this Stock Option Agreement and the Stock Option created hereunder shall be automatically transferred to any corporation succeeding to the rights and obligations of BancTrust under the Merger Agreement.

     11.  Remedies.  BancTrust, on the one hand, and Bancshares, on the other
          --------
hand, each acknowledges and agrees that the other would be irreparably damaged in the event any of the provisions of this Stock Option Agreement were not performed by the other in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to redress the breaches of this Stock Option Agreement and to specifically enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity. In the event litigation shall be necessary to enforce, interpret or rescind the provisions of this Stock Option Agreement, the prevailing party shall be entitled to recover from the other party, in addition to other relief, the prevailing party's reasonable attorneys' fees for services before trial, on trial and on any appeal therefrom.

     12.  Miscellaneous.
          -------------

     (a)  Effect and Assignment of Agreement.  Subject to the provisions of
          ----------------------------------
Section 10 hereof, this Stock Option Agreement shall be binding upon and enforceable by and against the parties hereto and their respective successors and assigns.

     (b)  Amendments.  This Stock Option Agreement may not be modified, amended,
          ----------
altered or supplemented, except upon the execution and delivery of a written amendment executed by the parties.

     (c)  Notices.  All notices, requests, claims, demands and other
          -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram or telex, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respect parties as follows:

     If to Bancshares:

          Elmore County Bancshares, Inc.
          304 Barnett Boulevard
          Tallassee, Alabama  36078

          Attention:  Arnold B. Dopson,
                      Chairman of the Board

     with a copy to:

          Bowles & Cottle
          P.O. Box 704
          Tallassee, Alabama 36078

          Attention:  John I. Cottle, Esq.

     If to BancTrust:

          The Peoples BancTrust Company, Inc.
          310 Broad Street
          Selma, Alabama  36701

          Attention:  Richard P. Morthland,
                      Chairman of the Board

     with a copy to:

          Gamble, Gamble, Calame & Wilson, L.L.C.
          807 Selma Avenue
          Selma, Alabama  36701

          Attention:  Harry W. Gamble, Jr., Esq.

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of a change of address shall only be effective upon receipt.

     (d) Governing Law.  This Stock Option Agreement shall be governed by and
         -------------
construed in accordance with the laws of the State of Alabama, without regard to the principles of conflict of laws.

     (e) No Prior Agreements.  This Stock Option Agreement (i) contains the
         -------------------
entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and (ii) is not intended to confer upon any other person other than a permitted assignee any rights or remedies hereunder.

     (f) Severability.  If any term, provision, covenant or restriction of this
         ------------
Stock Option Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Stock Option Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     (g) Expenses.  Each of the parties shall pay its own expenses in connection
         --------
with the negotiation, execution and performance of this Stock Option Agreement.

     (h) Effect of Headings.  The section headings herein are for convenience
         ------------------
only and shall not affect the meanings or construction of this Stock Option Agreement.

     (i) Counterparts.  This Stock Option Agreement may be executed in several
         ------------
counterparts, each of which shall be an original, but all of which together shall constitute the same agreement.

     IN WITNESS WHEREOF, Bancshares and BancTrust have caused this Stock Option Agreement to take effect as of the date set forth above.

                         ELMORE COUNTY BANCSHARES, INC.



                         By: /s/ Arnold B. Dopson
                             -----------------------------------------
                             Arnold B. Dopson
                             Chairman of the Board


                         THE PEOPLES BANCTRUST COMPANY, INC.



                         By: /s/ Richard P. Morthland
                             -----------------------------------------
                             Richard P. Morthland
                             Chairman of the Board

                                                                       EXHIBIT D


                LEGAL OPINION MATTERS -- BANCTRUST AND PEOPLES


     1. BancTrust is a corporation, and Peoples is a commercial bank, validly existing and in good standing under the laws of the State of Alabama, and each of them has the corporate power and corporate authority to execute, deliver and perform all transactions contemplated by the Agreement and Plan of Merger and Reorganization (the "Agreement").

     2. BancTrust and Peoples each have the requisite corporate power and authority to carry on their respective businesses as they are now being conducted and to own their respective properties and assets as such businesses, properties and assets are described in the BancTrust Annual Report on Form 10-K for the year ended December 31, 1996.

     3. The authorized capital stock of BancTrust consists of 9,000,000 shares of BancTrust Common Stock, of which the number of shares of BancTrust Common Stock specified in the opinion are issued and outstanding at the Effective Time. Each of such outstanding shares of BancTrust Common Stock (a) has been validly issued and is fully paid and nonassessable and (b) has not been issued in violation of any preemptive rights. To such counsel's knowledge, except for BancTrust's obligations to issue shares of BancTrust's Common Stock under the terms of its stock option plan, (i) no unissued shares of BancTrust Common Stock or any other securities of BancTrust are subject to any warrants, options, commitments, preemptive or other rights of any kind or nature, and (ii) BancTrust is not obligated to issue any additional shares of capital stock or any other securities of any kind or nature.

     4. The authorized capital stock of Peoples consists of 100,000 shares of Peoples Common Stock, of which 100,000 are issued and outstanding at the Effective Time. Each of the outstanding shares of Peoples Common Stock (a) has been validly issued and is fully paid and nonassessable and (b) has not been issued in violation of any preemptive rights. To such counsel's knowledge, no unissued shares of Peoples Common Stock or any other securities of Peoples are subject to any warrants, options, commitments, preemptive rights or other rights of any kind or nature, and Peoples is not obligated to issue any additional share of capital stock or any other securities of any kind or nature. The shares of Peoples Common Stock owned by BancTrust are owned free and clear of all liens, pledges, security interests, claims or other encumbrances.

     5. The execution, delivery and performance, as of the date of such opinions, of all transactions contemplated by the Agreement have been duly authorized and approved by all requisite corporate action on the part of BancTrust and Peoples.

     6. The Agreement has been duly authorized, executed and delivered by BancTrust and Peoples and constitutes the valid and binding obligation of BancTrust and Peoples, enforceable against BancTrust and Peoples in accordance with its terms. This opinion concerning the validity, binding effect and enforceability of the Agreement means that (a) the Agreement constitutes an effective contract under applicable law, (b) the Agreement is not invalid in its entirety because of a specific statutory prohibition or public policy and is not subject in its entirety to a contractual defense and (c) subject to the last sentence of this paragraph, some remedy is available if a party is in material default under the Agreement. This opinion does not mean that (a) any particular remedy is available upon a material default or (b) every provision of the Agreement will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of the Agreement may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors' rights and remedies generally and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.

     7. Neither the execution and delivery of the Agreement by BancTrust and Peoples nor the consummation of the Merger will (a) violate in any material respect any provision of the Articles of Incorporation or Bylaws of BancTrust or Peoples or any federal or Alabama statute or regulation; (b) to such counsel's knowledge, violate the provisions of or constitute a default under any other material agreement or instrument to which BancTrust or Peoples is a party or to which either of them or any of its properties or assets is subject, except where such default would not have a material adverse effect on the financial condition, operations, business or properties of BancTrust or Peoples; (c) require that BancTrust or Peoples obtain the consent or approval of any third party other than consents and approvals previously obtained; or (d) violate, in any material respect, any judgment, order, injunction, decree or award against, or binding upon, BancTrust or Peoples known to such counsel that would prohibit consummation of the Merger.

     8. Subject to the satisfaction of post-closing conditions, BancTrust has obtained all consents and approvals of (and made all filings with) all federal or state regulatory agencies or other authorities having jurisdiction over the Merger that BancTrust was required to obtain or make in order to consummate the Merger, and all such consents and approvals are in full force and effect; such opinion to express those agencies or authorities whose approvals have been obtained or accomplished and to be given on a knowledge basis as to all others.

     9. Assuming that all necessary corporate action in respect of the Merger has been duly and validly taken by Bancshares and its shareholders, upon filing of Articles of Merger between BancTrust and Bancshares with the Secretary of State of Alabama, the Merger will have been validly effected in accordance with the Alabama Business Corporation Act.

     10. To the best knowledge of counsel, there are no pending or threatened actions, suits or proceedings before any federal, state or local court or governmental authority that seek to modify, enjoin or prohibit or otherwise adversely and materially interfere with the Merger.

     11. To the best knowledge of counsel, there are no pending actions, suits or proceedings before any federal, state or local or governmental authority against BancTrust or Peoples (except as set forth in Schedule 4.10 or other schedules to the Agreement or an attachment to counsel's opinion) that, if determined adversely to BancTrust or Peoples, would have a material adverse effect upon the financial condition, business or operation of BancTrust or Peoples.

     12. The shares of BancTrust Common Stock into which shares of Bancshares Common Stock will be converted pursuant to the Agreement have been duly authorized and, when initially issued in accordance with the Agreement as of the Effective Time, will be duly and validly issued and will be fully paid and nonassessable.

     The opinions of counsel need refer only to matters of Alabama and federal law and may add other qualifications and explanations of counsels' opinions as may be reasonably acceptable to Bancshares.

                                                                       EXHIBIT E


               LEGAL OPINION MATTERS -- BANCSHARES AND TALLASSEE


     1. Bancshares is a corporation, and Tallassee is a commercial bank, duly organized, validly existing and in good standing under the laws of the State of Alabama, and each of them has the corporate power and corporate authority to execute, deliver and perform its obligations under the Agreement and Plan of Merger and Reorganization (the "Agreement").

     2. Bancshares and Tallassee each have the requisite corporate power and authority to carry on their respective businesses as they are now being conducted and to own their respective properties and assets.

     3. The authorized capital stock of Bancshares consists of 1,680,000 shares of Bancshares Common Stock, of which the number of shares of Bancshares Common Stock specified in the opinion are issued and outstanding at the Effective Time. Each of such outstanding shares of Bancshares Common Stock (a) has been validly issued and is fully paid and nonassessable and (b) has not been issued in violation of any preemptive rights. To such counsel's knowledge, except for Bancshares' obligations under that certain Stock Option Agreement dated as of December 11, 1997, (i) no unissued shares of Bancshares Common Stock or any other securities of Bancshares are subject to any warrants, options, commitments, preemptive or other rights of any kind or nature and (ii) Bancshares is not obligated to issue any additional shares of capital stock or any other securities of any kind or nature.

     4. The authorized capital stock of Tallassee consists of 42,000 shares of Tallassee Common Stock, of which 42,000 are issued and outstanding at the Effective Time. Each of the outstanding shares of Tallassee Common Stock (a) has been validly issued and is fully paid and nonassessable and (b) has not been issued in violation of any preemptive rights. To such counsel's knowledge, no unissued shares of Tallassee Common Stock or any other securities of Tallassee are subject to any warrants, options, commitments, preemptive rights or other rights of any kind or nature, and Tallassee is not obligated to issue any additional share of capital stock or any other securities of any kind or nature. The shares of Tallassee Common Stock owned by Bancshares are owned free and clear of all liens, pledges, security interests, claims or other encumbrances.

     5. The execution, delivery and performance, as of the date of such opinion, of the Agreement and all transactions contemplated by the Agreement have been duly authorized and approved by all requisite corporate action on the part of Bancshares and Tallassee.

     6. The Agreement has been duly authorized, executed and delivered by Bancshares and Tallassee and constitutes the valid and binding obligation of Bancshares and Tallassee, enforceable against Bancshares and Tallassee in accordance with its terms. This opinion concerning the validity, binding effect and enforceability of the Agreement means that (a) the Agreement constitutes an effective contract under applicable law, (b) the Agreement is not invalid in its entirety because of a specific statutory prohibition or public policy and is not subject in its entirety to a contractual defense and (c) subject to the last sentence of this paragraph, some remedy is available if a party is in material default under the Agreement. This opinion does not mean that (a) any particular remedy is available upon a material default or (b) every provision of the Agreement will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of the Agreement may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors' rights and remedies generally and
(b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.

     7. Neither the execution and delivery of the Agreement by Bancshares and Tallassee nor the consummation of the Merger will (a) violate in any material respect any provision of the Articles of Incorporation or Bylaws of Bancshares or Tallassee or any federal or Alabama statute or regulation; (b) to such counsel's knowledge, violate the provisions of or constitute a default under any other material agreement or instrument to which Bancshares or Tallassee is a party or to which either of them or any of its properties or assets is subject, except where such default would not have a material adverse effect on the financial condition, operations, business or properties of Bancshares or Tallassee; (c) require that Bancshares or Tallassee obtain the consent or approval of any third party other than consents and approvals previously obtained; or (d) violate, in any material respect, any judgment, order, injunction, decree or award against, or binding upon, Bancshares or Tallassee known to such counsel that would prohibit consummation of the Merger.

     8. Subject to the satisfaction of post-closing conditions, Bancshares has obtained all consents and approvals of (and made all filings with) all federal or state regulatory agencies or other authorities having jurisdiction over the Merger that Bancshares was required to obtain or make in order to consummate the Merger, and all such consents and approvals are in full force and effect; such opinion to express those agencies or authorities whose approvals have been obtained or accomplished and to be given on a knowledge basis as to all others.

     9. Assuming that all necessary corporate action in respect of the Merger has been duly and validly taken by BancTrust and its shareholders, upon filing of Articles of Merger between BancTrust and Bancshares with the Secretary of State of Alabama, the Merger will have been validly effected in accordance with the Alabama Business Corporation Act.

     10. To the best knowledge of counsel, there are no pending or threatened actions, suits or proceedings before any federal, state or local court or governmental authority that seek to modify, enjoin or prohibit or otherwise adversely and materially interfere with the Merger.

     11. To the best knowledge of counsel, there are no pending actions, suits or proceedings before any federal, state or local or governmental authority against Bancshares or Tallassee (except as set forth in Schedule 3.4 or other schedules to the Agreement or an attachment to counsel's opinion) that, if determined adversely to Bancshares or Tallassee, would have a material adverse effect upon the financial condition, business or operation of Bancshares or Tallassee.

     The opinion of counsel need refer only to matters of Alabama and federal law and may add other qualifications and explanations of counsel's opinion as may be reasonably acceptable to BancTrust.

                                      E-3